Exhibit 99.1

NEWS RELEASE February 26, 2020

Contacts: Dan Schlanger, CFO
Ben Lowe, VP & Treasurer
FOR IMMEDIATE RELEASE	Crown Castle International Corp.
713-570-3050

CROWN CASTLE REPORTS FULL YEAR 2019 RESULTS,
UPDATES OUTLOOK FOR FULL YEAR 2020, AND ANNOUNCES RESTATEMENT OF FINANCIAL RESULTS

February 26, 2020 - HOUSTON, TEXAS - Crown Castle International Corp. (NYSE: CCI) ("Crown Castle") today reported results for the fourth quarter and full year ended December 31, 2019, updated its full year 2020 Outlook, and announced the restatement of previously-issued financial statements.

(in millions, except per share amounts)	Midpoint of Current Full Year 2020 Outlook(c)	Full Year 2019 Actual(d)	Full Year 2018 Actual, as restated(d)	Full Year 2019 to Full Year 2020 Outlook % Change	Full Year 2018 to Full Year 2019 % Change(d)
Site rental revenues	$5,360	$5,098	$4,800	+5%	+6%
Net income (loss)	$1,038	$863	$625	+20%	+38%
Net income (loss) per share—diluted(a)	$2.32	$1.80	$1.23	+29%	+46%
Adjusted EBITDA(b)	$3,502	$3,304	$3,095	+6%	+7%
AFFO(a)(b)	$2,595	$2,376	$2,228	+9%	+7%
AFFO per share(a)(b)	$6.12	$5.69	$5.37	+8%	+6%

(a)	Attributable to CCIC common stockholders.

(b)	See "Non-GAAP Financial Measures, Segment Measures and Other Calculations" included herein for further information and reconciliation of this non-GAAP financial measure to net income (loss).

(c)
Represents no change from the midpoint of full year 2020 Outlook issued on October 16, 2019 ("Previous 2020 Outlook") other than the impact of the restatement described in "Expected Impact of the Restatement of Previously-Issued Financial Statements."

(d)	Results are preliminary and unaudited. See "Expected Impact of the Restatement of Previously-Issued Financial Statements" included herein for more information regarding the Company's restatement.
"In 2019, we experienced our highest level of tower leasing activity in more than a decade as the continued growth in mobile data demand is driving our customers to make significant investments in their existing 4G networks, while they are also positioning their businesses for 5G," stated Jay Brown, Crown Castle’s Chief Executive Officer. "We believe our ability to offer towers, small cells and fiber solutions, which are all integral components of communications networks and are shared among multiple tenants, provides us the best opportunity to generate significant growth while delivering high returns for our shareholders. We believe that the U.S. represents the best market in the world for communications infrastructure ownership, and we are pursuing that compelling opportunity with our comprehensive offering.
"Further, we delivered another strong year of results for full year 2019 despite a noticeable slowdown in activity in the fourth quarter of 2019. We anticipate that this slowdown is temporary in nature and see a return to significant activity in the second half of this year. We believe the industry fundamentals are improving further with the competitive landscape for our existing customers coming into focus, the prospect of new customers looking for access to our tower

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and fiber infrastructure at scale, and additional wireless spectrum auctions on the horizon. As we look forward to what will likely be another decade-long investment cycle for our customers with the deployment of 5G, I am excited about the opportunity we see for Crown Castle to deliver long-term value to our shareholders while delivering dividend per share growth of 7% to 8% per year."
DISCUSSION OF TOWER INSTALLATION SERVICES REVENUES
In connection with our year-end procedures and after receiving the previously disclosed subpoena from the U.S. Securities and Exchange Commission ("SEC"), we engaged in a review internally, and in consultation with our independent auditors, PricewaterhouseCoopers LLP ("PwC"), of our accounting policies for our tower installation services. Following that review, we decided with PwC to seek input from the SEC's Office of the Chief Accountant ("OCA") regarding whether a portion of our services revenues should be recognized over the term of the associated lease. The OCA is an office of the SEC that provides guidance to registrants and auditors regarding the application of accounting standards and financial disclosure requirements. The OCA provided advice on the specific revenue recognition question we submitted to them for their review and did not review or address any other aspect of our accounting policies. Our consultation with the OCA was not part of the previously disclosed SEC investigation, which is still ongoing, or the related subpoena, which primarily related to certain of our long-standing capitalization and expense policies for tenant upgrades and installations in our services business.
Our long-standing historical practice with respect to services revenues had been to recognize the entirety of the transaction price from our tower installation services as services revenues upon the completion of the installation services. After consultation with the OCA, we concluded that our historical practice was not acceptable under GAAP. Instead, a portion of the transaction price for our installation services, specifically the amounts associated with permanent improvements recorded as fixed assets, represents a modification to the leases to which the services work is related and, therefore, should be recognized on a ratable basis as site rental revenues over the associated estimated remaining lease term. Cumulatively, over the term of customer lease contracts, we will recognize the same amount of total revenue and total gross margin as our historical practice.
The result of recognizing a portion of the transaction price on a ratable basis will be an increase to site rental revenues and site rental gross margins that offsets, over time, the decreases to services revenues and services gross margins, in both historical and future periods. As a result, the preliminary impact to each of Net Income, Adjusted EBITDA and AFFO is a decrease of approximately $100 million for full year 2019 actuals and a decrease of approximately $90 million to our Previous 2020 Outlook. We have provided tables in this release to reconcile the changes. Recognizing a portion of the transaction price on a ratable basis for tower installation services will have no impact on our net cash flows, business operations or expected dividend per share growth.
Due to the identified errors described above, we will restate our financial statements for the years ended December 31, 2018 and 2017, and unaudited financial information for the quarterly and year-to-date periods in the year ended December 31, 2018 and for the first three quarters in the year ended December 31, 2019. Restated financial statements and financial information for the periods in question will be reflected in Crown Castle's Annual Report on Form 10-K for the year ended December 31, 2019 ("2019 10-K"), which Crown Castle expects to file within the prescribed timeline for such report, including any available extension if needed to finalize the consolidated financial statements and disclosures and complete the associated audit work.
Additional information relating to the restatement is provided in the section of this release titled, "Expected
Impact of the Restatement of Previously-Issued Financial Statements."

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RESULTS FOR THE YEAR
The table below sets forth select preliminary unaudited financial results for the year ended December 31, 2019 that reflect the restatement described above.

(in millions, except per share amounts)	Full Year 2019 Actual(c)(d)	Midpoint of Previous 2019 Outlook(e)	Actual Compared to Previous Outlook	Effect of Restatement(c)
Site rental revenues	$5,098	$4,965	+$133	+$110
Net income (loss)	$863	$926	-$63	-$100
Net income (loss) per share—diluted(a)	$1.80	$1.95	-$0.15	-$0.24
Adjusted EBITDA(b)	$3,304	$3,408	-$104	-$100
AFFO(a)(b)	$2,376	$2,479	-$103	-$100
AFFO per share(a)(b)	$5.69	$5.94	-$0.25	-$0.24

(a)	Attributable to CCIC common stockholders.

(b)	See "Non-GAAP Financial Measures, Segment Measures and Other Calculations" included herein for further information and reconciliation of this non-
GAAP financial measure to net income (loss).

(c)	Results are preliminary and unaudited. See "Expected Impact of the Restatement of Previously-Issued Financial Statements" included herein for more information regarding the Company's restatement.

(d)	Includes restatement of nine months ended September 30, 2019.

(e)	As issued on October 16, 2019.
HIGHLIGHTS FROM THE YEAR

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Site rental revenues. Site rental revenues grew approximately 6.2%, or $298 million, from full year 2018 to full year 2019, inclusive of approximately $290 million in Organic Contribution to Site Rental Revenues and a $9 million increase in straight-lined revenues. The $290 million in Organic Contribution to Site Rental Revenues represents approximately 6.1% growth, comprised of approximately 9.9% growth from new leasing activity and contracted tenant escalations, net of approximately 3.8% from tenant non-renewals.

•
Capital Expenditures. Capital expenditures during the year were $2.1 billion, comprised of $53 million of land purchases, $117 million of sustaining capital expenditures, $1.9 billion of discretionary capital expenditures and $9 million of integration capital expenditures. The discretionary capital expenditures included approximately $1.4 billion attributable to Fiber and approximately $454 million attributable to Towers.

•
Common stock dividend. During 2019, Crown Castle paid common stock dividends of approximately $1.9 billion in the aggregate, or $4.575 per common share, an increase of approximately 7% on a per share basis compared to the same period a year ago.

"Our solid 2019 results and 2020 Outlook, which remains unchanged with the exception of the impact of the restatement we disclosed today, reflect the strong underlying demand for our communications infrastructure assets and our ability to translate growth in data demand into growth in dividends per share," stated Dan Schlanger, Crown Castle's Chief Financial Officer. "Uncertainty around the outcome of the pending merger between T-Mobile and Sprint led to lower activity levels in the fourth quarter of 2019 that we believe will continue through the first quarter of 2020. However, we expect activity levels across the industry to increase throughout the year and potentially beyond as we believe our customers will accelerate their investments in 5G. As a result, we expect our financial performance in 2020 will be more back-end loaded than we previously expected, particularly for services contribution. Against that backdrop, we are excited about the growth trends across our business and the long-term opportunity in front of Crown Castle as we continue to target 7% to 8% annual growth in dividends per share."

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OUTLOOK
This Outlook section contains forward-looking statements, and actual results may differ materially. Information regarding potential risks which could cause actual results to differ from the forward-looking statements herein is set forth below and in Crown Castle's filings with the SEC. As indicated in the footnotes to the table below, the only changes to our Previous 2020 Outlook are a result of the impact of the restatement as described in "Expected Impact of the Restatement of Previously-Issued Financial Statements."
The following table sets forth Crown Castle's current Outlook for full year 2020:

(in millions)	Full Year 2020
Site rental revenues	$5,337	to	$5,382
Site rental cost of operations(a)	$1,482	to	$1,527
Net income (loss)	$998	to	$1,078
Adjusted EBITDA(b)	$3,479	to	$3,524
Interest expense and amortization of deferred financing costs(c)	$691	to	$736
FFO(b)(d)	$2,449	to	$2,494
AFFO(b)(d)	$2,572	to	$2,617
Weighted-average common shares outstanding - diluted	424

(a)	Exclusive of depreciation, amortization and accretion.

(b)	See reconciliation of this non-GAAP financial measure to net income (loss) and definition included herein.

(c)	See reconciliation of "components of current outlook for interest expense and amortization of deferred financing costs" herein for a discussion of non-cash interest expense.

(d)	Attributable to CCIC common stockholders.
Full Year 2020 Outlook
The table below compares midpoint of the current full year 2020 Outlook and the midpoint of our Previous 2020 Outlook for select metrics.

(in millions, except per share amounts)	Midpoint of Current Full Year 2020 Outlook	Midpoint of Previous Full Year 2020 Outlook	Current Compared to Previous Outlook	Effect of Restatement(c)
Site rental revenues	$5,360	$5,219	+$141	+$141
Net income (loss)	$1,038	$1,128	-$90	-$90
Net income (loss) per share—diluted(a)	$2.32	$2.53	-$0.21	-$0.21
Adjusted EBITDA(b)	$3,502	$3,592	-$90	-$90
AFFO(a)(b)	$2,595	$2,685	-$90	-$90
AFFO per share(a)(b)	$6.12	$6.33	-$0.21	-$0.21

(a)	Attributable to CCIC common stockholders.

(b)	See reconciliation of this non-GAAP financial measure to net income (loss) and definition included herein.

(c)	See "Expected Impact of the Restatement of Previously-Issued Financial Statements" included herein for more information regarding the Company's restatement.

•	The full year 2020 Outlook assumes the proposed merger between T-Mobile and Sprint closes at the end of the first quarter 2020.

•
The 2020 Outlook also reflects the impact of the assumed conversion of preferred stock in August 2020. This conversion is expected to increase the diluted weighted average common shares outstanding for 2020 by approximately 6 million and reduce the annual preferred stock dividends paid by approximately $28 million when compared to 2019.

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The chart below reconciles the components of expected growth in site rental revenues from 2019 to 2020 of $250 million to $295 million, inclusive of expected Organic Contribution to Site Rental Revenues during 2020 of $295 million to $335 million.

•
New leasing activity is expected to contribute $395 million to $425 million to 2020 Organic Contribution to Site Rental Revenues, consisting of new leasing activity from towers of $170 million to $180 million, small cells of $65 million to $75 million, and fiber solutions of $160 million to $170 million.

•	The chart below reconciles the components of expected growth in AFFO from 2019 to 2020 of $195 million to $240 million.

•	Additional information is available in Crown Castle's quarterly Supplemental Information Package posted in the Investors section of our website.

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EXPECTED IMPACT OF THE RESTATEMENT OF PREVIOUSLY-ISSUED FINANCIAL STATEMENTS
As indicated above, we will restate our financial statements for the years ended December 31, 2018 and 2017, and unaudited financial information for the quarterly and year-to-date periods in the year ended December 31, 2018 and for the first three quarters in the year ended December 31, 2019. The expected impact of the restatement described above and in the tables in this release is preliminary and unaudited and is subject to change before we file the 2019 10-K. We believe the restatement will not have an impact on our business operations or our net cash flows.
The tables set forth below summarize (1) the estimated effects of the restatement on historical periods and (2) the estimated effects of other adjustments to previously-issued financial statements for years prior to 2019 to correct errors relating exclusively to our Towers segment that were not material, either individually or in the aggregate, on certain of the Company's select financial results for the quarters and years ending December 31, 2019 and 2018, and the years ended December 31, 2017, 2016, and 2015.

(in millions, except per share amounts)	Q1 2019(c)	Q2 2019(c)	Q3 2019(c)	Q4 2019(c)	Full Year 2019(c)
Site rental revenues	$24	$26	$29	$31	$110
Services and other revenues	$(41)	$(55)	$(57)	$(57)	$(210)
Net income (loss)	$(17)	$(29)	$(28)	$(26)	$(100)
Net income (loss) per share—diluted(a)	$(0.04)	$(0.07)	$(0.07)	$(0.06)	$(0.24)
Adjusted EBITDA(b)	$(17)	$(29)	$(28)	$(26)	$(100)
AFFO(a)(b)	$(17)	$(29)	$(28)	$(26)	$(100)
AFFO per share(a)(b)	$(0.04)	$(0.07)	$(0.07)	$(0.06)	$(0.24)

(in millions, except per share amounts)	Q1 2018(c)	Q2 2018(c)	Q3 2018(c)	Q4 2018(c)	Full Year 2018(c)
Site rental revenues	$19	$20	$22	$23	$84
Services and other revenues	$(33)	$(30)	$(34)	$(36)	$(133)
Net income (loss)	$(13)	$(9)	$(11)	$(13)	$(46)
Net income (loss) per share—diluted(a)	$(0.03)	$(0.02)	$(0.03)	$(0.03)	$(0.11)
Adjusted EBITDA(b)	$(13)	$(9)	$(11)	$(13)	$(46)
AFFO(a)(b)	$(13)	$(9)	$(11)	$(13)	$(46)
AFFO per share(a)(b)	$(0.03)	$(0.02)	$(0.03)	$(0.03)	$(0.11)

(in millions, except per share amounts)	Full Year 2017(c)	Full Year 2016(c)	Full Year 2015(c)
Site rental revenues	$68	$53	$40
Services and other revenues	$(166)	$(122)	$(111)
Net income (loss)	$(77)	$(49)	$(68)
Net income (loss) per share—diluted(a)	$(0.20)	$(0.14)	$(0.20)
Adjusted EBITDA(b)	$(77)	$(49)	$(68)
AFFO(a)(b)	$(77)	$(49)	$(68)
AFFO per share(a)(b)	$(0.20)	$(0.14)	$(0.20)

(a)	Attributable to CCIC common stockholders.

(b)	See "Non-GAAP Financial Measures, Segment Measures and Other Calculations" included herein for further information and reconciliation of this non-GAAP financial measure to net income (loss).

(c)	Results are preliminary and unaudited. See "Expected Impact of the Restatement of Previously-Issued Financial Statements" included herein for more information regarding the Company's restatement.

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Crown Castle has determined that the restatement of its previously issued financial statements as described above indicates the existence of one or more material weaknesses in its internal control over financial reporting and that its internal control over financial reporting and disclosure controls and procedures were ineffective as of December 31, 2019. Crown Castle will report the material weakness(es) in its 2019 10-K and intends to create a plan of remediation to address the material weakness(es).
CONFERENCE CALL DETAILS
Crown Castle has scheduled a conference call for Thursday, February 27, 2020, at 10:30 a.m. Eastern time to discuss its fourth quarter 2019 results. The conference call may be accessed by dialing 800-367-2403 and asking for the Crown Castle call (access code 8599522) at least 30 minutes prior to the start time. The conference call may also be accessed live over the Internet at investor.crowncastle.com. Supplemental materials for the call have been posted on the Crown Castle website at investor.crowncastle.com.
A telephonic replay of the conference call will be available from 1:30 p.m. Eastern time on Thursday, February 27, 2020, through 1:30 p.m. Eastern time on Wednesday, May 27, 2020, and may be accessed by dialing 888-203-1112 and using access code 8599522. An audio archive will also be available on Crown Castle's website at investor.crowncastle.com shortly after the call and will be accessible for approximately 90 days.
ABOUT CROWN CASTLE
Crown Castle owns, operates and leases more than 40,000 cell towers and approximately 80,000 route miles of fiber supporting small cells and fiber solutions across every major U.S. market. This nationwide portfolio of communications infrastructure connects cities and communities to essential data, technology and wireless service - bringing information, ideas and innovations to the people and businesses that need them. For more information on Crown Castle, please visit www.crowncastle.com.

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Non-GAAP Financial Measures, Segment Measures and Other Calculations
This press release includes presentations of Adjusted EBITDA, Adjusted Funds from Operations ("AFFO"), including per share amounts, Funds from Operations ("FFO"), including per share amounts, and Organic Contribution to Site Rental Revenues, which are non-GAAP financial measures. These non-GAAP financial measures are not intended as alternative measures of operating results or cash flow from operations (as determined in accordance with Generally Accepted Accounting Principles ("GAAP")).
Our non-GAAP financial measures may not be comparable to similarly titled measures of other companies, including other companies in the communications infrastructure sector or other real estate investment trusts ("REITs"). Our definition of FFO is consistent with guidelines from the National Association of Real Estate Investment Trusts with the exception of the impact of income taxes in periods prior to our REIT conversion in 2014.
In addition to the non-GAAP financial measures used herein, we also provide Segment Site Rental Gross Margin, Segment Services and Other Gross Margin and Segment Operating Profit, which are key measures used by management to evaluate our operating segments. These segment measures are provided pursuant to GAAP requirements related to segment reporting. In addition, we provide the components of certain GAAP measures, such as capital expenditures.
Our non-GAAP financial measures are presented as additional information because management believes these measures are useful indicators of the financial performance of our business. Among other things, management believes that:

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Adjusted EBITDA is useful to investors or other interested parties in evaluating our financial performance. Adjusted EBITDA is the primary measure used by management (1) to evaluate the economic productivity of our operations and (2) for purposes of making decisions about allocating resources to, and assessing the performance of, our operations. Management believes that Adjusted EBITDA helps investors or other interested parties meaningfully evaluate and compare the results of our operations (1) from period to period and (2) to our competitors, by removing the impact of our capital structure (primarily interest charges from our outstanding debt) and asset base (primarily depreciation, amortization and accretion) from our financial results. Management also believes Adjusted EBITDA is frequently used by investors or other interested parties in the evaluation of the communications infrastructure sector and other REITs to measure financial performance without regard to items such as depreciation, amortization and accretion which can vary depending upon accounting methods and the book value of assets. In addition, Adjusted EBITDA is similar to the measure of current financial performance generally used in our debt covenant calculations. Adjusted EBITDA should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance.

•
AFFO, including per share amounts, is useful to investors or other interested parties in evaluating our financial performance. Management believes that AFFO helps investors or other interested parties meaningfully evaluate our financial performance as it includes (1) the impact of our capital structure (primarily interest expense on our outstanding debt and dividends on our preferred stock) and (2) sustaining capital expenditures, and excludes the impact of our (a) asset base (primarily depreciation, amortization and accretion) and (b) certain non-cash items, including straight-lined revenues and expenses related to fixed escalations and rent free periods. GAAP requires rental revenues and expenses related to leases that contain specified rental increases over the life of the lease to be recognized evenly over the life of the lease. In accordance with GAAP, if payment terms call for fixed escalations, or rent free periods, the revenue or expense is recognized on a straight-lined basis over the fixed, non-cancelable term of the contract. Management notes that Crown Castle uses AFFO only as a performance measure. AFFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance and should not be considered as an alternative to cash flows from operations or as residual cash flow available for discretionary investment.

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FFO, including per share amounts, is useful to investors or other interested parties in evaluating our financial performance. Management believes that FFO may be used by investors or other interested parties as a basis to compare our financial performance with that of other REITs. FFO helps investors or other interested parties meaningfully evaluate financial performance by excluding the impact of our asset base (primarily depreciation, amortization and accretion). FFO is not a key performance indicator used by Crown Castle. FFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance and should not be considered as an alternative to cash flow from operations.

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Organic Contribution to Site Rental Revenues is useful to investors or other interested parties in understanding the components of the year-over-year changes in our site rental revenues computed in accordance with GAAP. Management uses the Organic Contribution to Site Rental Revenues to assess year-over-year growth rates for our rental activities, to evaluate current performance, to capture trends in rental rates, new leasing activities and tenant non-renewals in our core business, as well to forecast future results. Organic Contribution to Site Rental Revenues is not meant as an alternative measure of revenue and should be considered only as a supplement in understanding and assessing the performance of our site rental revenues computed in accordance with GAAP.

We define our non-GAAP financial measures, segment measures and other calculations as follows:
Non-GAAP Financial Measures
Adjusted EBITDA. We define Adjusted EBITDA as net income (loss) plus restructuring charges (credits), asset write-down charges, acquisition and integration costs, depreciation, amortization and accretion, amortization of prepaid lease purchase price adjustments, interest expense and amortization of deferred financing costs, (gains) losses on retirement of long-term obligations, net (gain) loss on interest rate swaps, (gains) losses on foreign currency swaps, impairment of available-for-sale securities, interest income, other (income) expense, (benefit) provision for income taxes, cumulative effect of a change in accounting principle, (income) loss from discontinued operations and stock-based compensation expense.
Adjusted Funds from Operations. We define Adjusted Funds from Operations as FFO before straight-lined revenue, straight-lined expense, stock-based compensation expense, non-cash portion of tax provision, non-real estate related depreciation, amortization and accretion, amortization of non-cash interest expense, other (income) expense, (gains) losses on retirement of long-term obligations, net (gain) loss on interest rate swaps, (gains) losses on foreign currency swaps, acquisition and integration costs, and adjustments for noncontrolling interests, and less sustaining capital expenditures.
AFFO per share. We define AFFO per share as AFFO divided by diluted weighted-average common shares outstanding.
Funds from Operations. We define Funds from Operations as net income plus real estate related depreciation, amortization and accretion and asset write-down charges, less noncontrolling interest and cash paid for preferred stock dividends, and is a measure of funds from operations attributable to CCIC common stockholders.
FFO per share. We define FFO per share as FFO divided by the diluted weighted-average common shares outstanding.
Organic Contribution to Site Rental Revenues. We define the Organic Contribution to Site Rental Revenues as the sum of the change in GAAP site rental revenues related to (1) new leasing activity, including revenues from the construction of small cells and the impact of prepaid rent, (2) escalators and less (3) non-renewals of tenant contracts.
Segment Measures
Segment Site Rental Gross Margin. We define Segment Site Rental Gross Margin as segment site rental revenues less segment site rental cost of operations, excluding stock-based compensation expense and prepaid lease purchase price adjustments recorded in consolidated site rental cost of operations.
Segment Services and Other Gross Margin. We define Segment Services and Other Gross Margin as segment services and other revenues less segment services and other cost of operations, excluding stock-based compensation expense recorded in consolidated services and other cost of operations.
Segment Operating Profit. We define Segment Operating Profit as segment site rental gross margin plus segment services and other gross margin, less selling, general and administrative expenses attributable to the respective segment.
All of these measurements of profit or loss are exclusive of depreciation, amortization and accretion, which are shown separately. Additionally, certain costs are shared across segments and are reflected in our segment measures through allocations that management believes to be reasonable.
Other Calculations
Discretionary capital expenditures. We define discretionary capital expenditures as those capital expenditures made with respect to activities which we believe exhibit sufficient potential to enhance long-term stockholder value. They primarily consist of expansion or development of communications infrastructure (including capital expenditures related to (1) enhancing communications infrastructure in order to add new tenants for the first time or support subsequent tenant equipment augmentations, or (2) modifying the structure of a communications infrastructure asset to accommodate additional tenants), and construction of new communications infrastructure. Discretionary capital expenditures also include purchases of land interests (which primarily relates to land assets under towers as we seek to manage our interests in the land beneath our towers), certain

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technology-related investments necessary to support and scale future customer demand for our communications infrastructure, and other capital projects.
Integration capital expenditures. We define integration capital expenditures as those capital expenditures made as a result of integrating acquired companies into our business.
Sustaining capital expenditures. We define sustaining capital expenditures as those capital expenditures not otherwise categorized as either discretionary or integration capital expenditures, such as (1) maintenance capital expenditures on our communications infrastructure assets that enable our tenants' ongoing quiet enjoyment of the communications infrastructure and (2) ordinary corporate capital expenditures.
The tables set forth on the following pages reconcile the non-GAAP financial measures used herein to comparable GAAP financial measures. The components in these tables may not sum to the total due to rounding.

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The expected impacts of the restatement described above and in the tables below are preliminary and unaudited and are subject to change before we file the 2019 10-K. The tables set forth below reflect (1) the estimated effects of the restatement and (2) the estimated effects of other adjustments to previously-issued financial statements for years prior to 2019 to correct errors related exclusively to our Towers segment that were not material, individually or in the aggregate, on certain of the Company's select financial results for the quarters and years ending December 31, 2019 and 2018, and the years ended December 31, 2017, 2016, and 2015.
Reconciliations of Non-GAAP Financial Measures, Segment Measures and Other Calculations to Comparable GAAP Financial Measures:

Reconciliation of Historical Adjusted EBITDA:

	For the Three Months Ended		For the Twelve Months Ended
	December 31, 2019	December 31, 2018	December 31, 2019	December 31, 2018
(in millions)		(As Restated)		(As Restated)
Net income (loss)	$208	$200	$863	$625
Adjustments to increase (decrease) net income (loss):
Asset write-down charges	6	8	19	26
Acquisition and integration costs	3	9	13	27
Depreciation, amortization and accretion	398	390	1,574	1,528
Amortization of prepaid lease purchase price adjustments	5	5	20	20
Interest expense and amortization of deferred financing costs(a)	173	164	683	642
(Gains) losses on retirement of long-term obligations	—	—	2	106
Interest income	(1)	(2)	(6)	(5)
Other (income) expense	(7)	(1)	(1)	(1)
(Benefit) provision for income taxes	6	5	21	19
Stock-based compensation expense	27	25	116	108
Adjusted EBITDA(b)(c)	$818	$803	$3,304	$3,095

	For the Twelve Months Ended
	December 31, 2017	December 31, 2016	December 31, 2015
(in millions)	(As Restated)
Net income (loss)	$368	$308	$1,456
Adjustments to increase (decrease) net income (loss):
Income (loss) from discontinued operations	—	—	(999)
Asset write-down charges	17	34	33
Acquisition and integration costs	61	17	16
Depreciation, amortization and accretion	1,242	1,109	1,036
Amortization of prepaid lease purchase price adjustments	20	21	21
Interest expense and amortization of deferred financing costs(a)	591	515	527
(Gains) losses on retirement of long-term obligations	4	52	4
Interest income	(19)	(1)	(2)
Other (income) expense	(1)	9	(57)
(Benefit) provision for income taxes	26	17	(51)
Stock-based compensation expense	96	97	67
Adjusted EBITDA(b)(c)	$2,405	$2,179	$2,051

(a)	See the reconciliation of "components of historical interest expense and amortization of deferred financing costs" herein for a discussion of non-cash interest expense.

(b)	See "Non-GAAP Financial Measures, Segment Measures and Other Calculations" herein for a discussion of our definition of Adjusted EBITDA.

(c)	The above reconciliation excludes line items included in our definition which are not applicable for the periods shown.

The pathway to possible.
CrownCastle.com

News Release continued:	Page 12

Reconciliation of Current Outlook for Adjusted EBITDA:

	Full Year 2020
(in millions)	Outlook
Net income (loss)	$998	to	$1,078
Adjustments to increase (decrease) net income (loss):
Asset write-down charges	$20	to	$30
Acquisition and integration costs	$7	to	$17
Depreciation, amortization and accretion	$1,503	to	$1,598
Amortization of prepaid lease purchase price adjustments	$18	to	$20
Interest expense and amortization of deferred financing costs(a)	$691	to	$736
(Gains) losses on retirement of long-term obligations	$0	to	$0
Interest income	$(7)	to	$(3)
Other (income) expense	$(1)	to	$1
(Benefit) provision for income taxes	$16	to	$24
Stock-based compensation expense	$126	to	$130
Adjusted EBITDA(b)(c)	$3,479	to	$3,524

(a)	See the reconciliation of "components of historical interest expense and amortization of deferred financing costs" herein for a discussion of non-cash interest expense.

(b)	See "Non-GAAP Financial Measures, Segment Measures and Other Calculations" herein for a discussion of our definition of Adjusted EBITDA.

(c)	The above reconciliation excludes line items included in our definition which are not applicable for the periods shown.

The pathway to possible.
CrownCastle.com

News Release continued:	Page 13

Reconciliation of Historical FFO and AFFO:

	For the Three Months Ended		For the Twelve Months Ended
(in millions)	December 31, 2019	December 31, 2018	December 31, 2019	December 31, 2018
		(As Restated)		(As Restated)
Net income (loss)	$208	$200	$863	$625
Real estate related depreciation, amortization and accretion	384	375	1,519	1,472
Asset write-down charges	6	8	19	26
Dividends/distributions on preferred stock	(28)	(28)	(113)	(113)
FFO(a)(b)(c)(d)	$570	$555	$2,288	$2,009
Weighted-average common shares outstanding—diluted(e)	418	417	418	415
FFO per share(a)(b)(c)(d)(e)	$1.36	$1.33	$5.47	$4.84

FFO (from above)	$570	$555	$2,288	$2,009
Adjustments to increase (decrease) FFO:
Straight-lined revenue	(18)	(20)	(80)	(72)
Straight-lined expense	23	21	93	90
Stock-based compensation expense	27	25	116	108
Non-cash portion of tax provision	3	3	5	2
Non-real estate related depreciation, amortization and accretion	14	15	55	56
Amortization of non-cash interest expense	—	2	1	7
Other (income) expense	(7)	(1)	(1)	(1)
(Gains) losses on retirement of long-term obligations	—	—	2	106
Acquisition and integration costs	3	9	13	27
Sustaining capital expenditures	(36)	(30)	(117)	(105)
AFFO(a)(b)(c)(d)	$578	$578	$2,376	$2,228
Weighted-average common shares outstanding—diluted(e)	418	417	418	415
AFFO per share(a)(b)(c)(d)(e)	$1.38	$1.39	$5.69	$5.37

(a)	See "Non-GAAP Financial Measures, Segment Measures and Other Calculations" herein for a discussion of our definitions of FFO, including per share amounts, and AFFO, including per share amounts.

(b)	FFO and AFFO are reduced by cash paid for preferred stock dividends during the period in which they are paid.

(c)	Attributable to CCIC common stockholders.

(d)	The above reconciliation excludes line items included in our definition which are not applicable for the periods shown.

(e)	For all periods presented, the diluted weighted-average common shares outstanding does not include any assumed conversion of preferred stock in the share count.

The pathway to possible.
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News Release continued:	Page 14

Reconciliation of Historical FFO and AFFO:

	For the Twelve Months Ended
(in millions)	December 31, 2017	December 31, 2016	December 31, 2015
	(As Restated)
Net income (loss)(a)	$368	$308	$457
Real estate related depreciation, amortization and accretion	1,211	1,082	1,018
Asset write-down charges	17	34	33
Dividends/distributions on preferred stock	(30)	(44)	(44)
FFO(b)(c)(d)(e)	$1,566	$1,381	$1,465
Weighted-average common shares outstanding—diluted(f)	383	341	334
FFO per share(b)(c)(d)(e)(f)	$4.09	$4.05	$4.39

FFO (from above)	$1,566	$1,381	$1,465
Adjustments to increase (decrease) FFO:
Straight-lined revenue	—	(47)	(111)
Straight-lined expense	93	94	99
Stock-based compensation expense	96	97	67
Non-cash portion of tax provision	9	7	(64)
Non-real estate related depreciation, amortization and accretion	31	26	18
Amortization of non-cash interest expense	9	14	37
Other (income) expense	(1)	9	(57)
(Gains) losses on retirement of long-term obligations	4	52	4
Acquisition and integration costs	61	17	16
Sustaining capital expenditures	(85)	(90)	(105)
AFFO(b)(c)(d)(e)	$1,783	$1,561	$1,369
Weighted-average common shares outstanding—diluted(f)	383	341	334
AFFO per share(b)(c)(d)(e)(f)	$4.65	$4.58	$4.10

(a)	Exclusive of income (loss) from discontinued operations and related noncontrolling interest of $1.0 billion for the twelve months ended December 31, 2015.

(b)	See "Non-GAAP Financial Measures, Segment Measures and Other Calculations" herein for a discussion of our definitions of FFO, including per share amounts, and AFFO, including per share amounts.

(c)	FFO and AFFO are reduced by cash paid for preferred stock dividends during the period in which they are paid.

(d)	Attributable to CCIC common stockholders.

(e)	The above reconciliation excludes line items included in our definition which are not applicable for the periods shown.

(f)	For all periods presented, the diluted weighted-average common shares outstanding does not include any assumed conversion of preferred stock in the share count.

The pathway to possible.
CrownCastle.com

News Release continued:	Page 15

Reconciliation of Current Outlook for FFO and AFFO:

	Full Year 2020
(in millions)	Outlook
Net income (loss)	$998	to	$1,078
Real estate related depreciation, amortization and accretion	$1,454	to	$1,534
Asset write-down charges	$20	to	$30
Dividends/distributions on preferred stock	$(85)	to	$(85)
FFO(a)(b)(c)(d)	$2,449	to	$2,494
Weighted-average common shares outstanding—diluted(e)	424
FFO per share(a)(b)(c)(d)(e)	$5.77	to	$5.88

FFO (from above)	$2,449	to	$2,494
Adjustments to increase (decrease) FFO:
Straight-lined revenue	$(53)	to	$(33)
Straight-lined expense	$70	to	$90
Stock-based compensation expense	$126	to	$130
Non-cash portion of tax provision	$(6)	to	$9
Non-real estate related depreciation, amortization and accretion	$49	to	$64
Amortization of non-cash interest expense	$(4)	to	$6
Other (income) expense	$(1)	to	$1
(Gains) losses on retirement of long-term obligations	$0	to	$0
Acquisition and integration costs	$7	to	$17
Sustaining capital expenditures	$(123)	to	$(103)
AFFO(a)(b)(c)(d)	$2,572	to	$2,617
Weighted-average common shares outstanding—diluted(e)	424
AFFO per share(a)(b)(c)(d)(e)	$6.06	to	$6.17

(a)	See "Non-GAAP Financial Measures, Segment Measures and Other Calculations" herein for a discussion of our definitions of FFO, including per share amounts, and AFFO, including per share amounts.

(b)	FFO and AFFO are reduced by cash paid for preferred stock dividends during the period in which they are paid.

(c)	Attributable to CCIC common stockholders.

(d)	The above reconciliation excludes line items included in our definition which are not applicable for the periods shown.

(e)
The assumption for diluted weighted-average common shares outstanding for full year 2020 Outlook is based on the diluted common shares outstanding as of December 31, 2019 and is inclusive of the assumed conversion of preferred stock in August 2020, which we expect to result in (1) an increase in the diluted weighted-average common shares outstanding by approximately 6 million shares and (2) a reduction in the amount of annual preferred stock dividends paid by approximately $28 million when compared to full year 2019.

The pathway to possible.
CrownCastle.com

News Release continued:	Page 16

For Comparative Purposes - Reconciliation of Previous Outlook for Adjusted EBITDA:

	Previously Issued			Previously Issued
	Full Year 2019			Full Year 2020
(in millions)	Outlook			Outlook
Net income (loss)	$896	to	$956	$1,088	to	$1,168
Adjustments to increase (decrease) net income (loss):
Asset write-down charges	$23	to	$33	$20	to	$30
Acquisition and integration costs	$11	to	$21	$7	to	$17
Depreciation, amortization and accretion	$1,576	to	$1,611	$1,503	to	$1,598
Amortization of prepaid lease purchase price adjustments	$19	to	$21	$18	to	$20
Interest expense and amortization of deferred financing costs	$674	to	$704	$691	to	$736
(Gains) losses on retirement of long-term obligations	$2	to	$2	$0	to	$0
Interest income	$(8)	to	$(4)	$(7)	to	$(3)
Other (income) expense	$2	to	$4	$(1)	to	$1
(Benefit) provision for income taxes	$16	to	$24	$16	to	$24
Stock-based compensation expense	$112	to	$120	$126	to	$130
Adjusted EBITDA(a)(b)	$3,393	to	$3,423	$3,569	to	$3,614

(a)	See "Non-GAAP Financial Measures, Segment Measures and Other Calculations" herein for a discussion of our definition of Adjusted EBITDA.

(b)	The above reconciliation excludes line items included in our definition which are not applicable for the periods shown.

For Comparative Purposes - Reconciliation of Previous Outlook for FFO and AFFO:

	Previously Issued			Previously Issued
	Full Year 2019			Full Year 2020
(in millions)	Outlook			Outlook
Net income (loss)	$896	to	$956	$1,088	to	$1,168
Real estate related depreciation, amortization and accretion	$1,528	to	$1,548	$1,454	to	$1,534
Asset write-down charges	$23	to	$33	$20	to	$30
Dividends/distributions on preferred stock	$(113)	to	$(113)	$(85)	to	$(85)
FFO(a)(b)(c)(d)	$2,363	to	$2,393	$2,539	to	$2,584
Weighted-average common shares outstanding—diluted(e)	418			424
FFO per share(a)(b)(c)(d)(e)	$5.66	to	$5.73	$5.99	to	$6.09

FFO (from above)	$2,363	to	$2,393	$2,539	to	$2,584
Adjustments to increase (decrease) FFO:
Straight-lined revenue	$(74)	to	$(54)	$(53)	to	$(33)
Straight-lined expense	$81	to	$101	$70	to	$90
Stock-based compensation expense	$112	to	$120	$126	to	$130
Non-cash portion of tax provision	$(6)	to	$9	$(6)	to	$9
Non-real estate related depreciation, amortization and accretion	$48	to	$63	$49	to	$64
Amortization of non-cash interest expense	$(5)	to	$5	$(4)	to	$6
Other (income) expense	$2	to	$4	$(1)	to	$1
(Gains) losses on retirement of long-term obligations	$2	to	$2	$0	to	$0
Acquisition and integration costs	$11	to	$21	$7	to	$17
Sustaining capital expenditures	$(136)	to	$(106)	$(123)	to	$(103)
AFFO(a)(b)(c)(d)	$2,464	to	$2,494	$2,662	to	$2,707
Weighted-average common shares outstanding—diluted(e)	418			424
AFFO per share(a)(b)(c)(d)(e)	$5.90	to	$5.97	$6.28	to	$6.38

(a)	See "Non-GAAP Financial Measures, Segment Measures and Other Calculations" herein for a discussion of our definitions of FFO, including per share amounts, and AFFO, including per share amounts.

(b)	FFO and AFFO are reduced by cash paid for preferred stock dividends during the period in which they are paid.

(c)	Attributable to CCIC common stockholders.

(d)	The above reconciliation excludes line items included in our definition which are not applicable for the periods shown.

(e)
The assumption for diluted weighted-average common shares outstanding for full year 2020 Outlook is based on the diluted common shares outstanding as of December 31, 2019 and is inclusive of the assumed conversion of preferred stock in August 2020, which we expect to result in (1) an increase in the diluted weighted-average common shares outstanding by approximately 6 million shares and (2) a reduction in the amount of annual preferred stock dividends paid by approximately $28 million when compared to full year 2019.

The pathway to possible.
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News Release continued:	Page 17

The components of changes in site rental revenues for the quarters ended December 31, 2019 and 2018 are as follows:

	Three Months Ended December 31,
(dollars in millions)	2019	2018
		(As Restated)
Components of changes in site rental revenues(a):
Prior year site rental revenues exclusive of straight-lined revenues associated with fixed escalators(b)(c)	$1,212	$1,067

New leasing activity(b)(c)	100	64
Escalators	22	21
Non-renewals	(51)	(22)
Organic Contribution to Site Rental Revenues(d)	71	63
Straight-lined revenues associated with fixed escalators	18	20
Acquisitions(e)	—	82
Other	—	—
Total GAAP site rental revenues	$1,301	$1,232

Year-over-year changes in revenue:
Reported GAAP site rental revenues	5.6%
Organic Contribution to Site Rental Revenues(d)(f)	5.9%

(a)
Additional information regarding Crown Castle's site rental revenues, including projected revenue from tenant licenses, straight-lined revenues and prepaid rent is available in Crown Castle's quarterly Supplemental Information Package posted in the Investors section of its website.

(b)	Includes revenues from amortization of prepaid rent in accordance with GAAP.

(c)	Includes revenues from the construction of new small cell nodes, exclusive of straight-lined revenues related to fixed escalators.

(d)	See "Non-GAAP Financial Measures, Segment Measures and Other Calculations" herein.

(e)
Represents the contribution from recent acquisitions. The financial impact of recent acquisitions is excluded from Organic Contribution to Site Rental Revenues until the one-year anniversary of the acquisition.

(f)
Calculated as the percentage change from prior year site rental revenues, exclusive of straight-lined revenues associated with fixed escalations, compared to Organic Contribution to Site Rental Revenues for the current period.

The components of the changes in site rental revenues for the years ending December 31, 2019 and December 31, 2020 are forecasted as follows:

(dollars in millions)	Full Year 2019	Full Year 2020 Outlook
Components of changes in site rental revenues(a):
Prior year site rental revenues exclusive of straight-lined revenues associated with fixed escalators(b)(c)	$4,727	$5,017

New leasing activity(b)(c)	385	395-425
Escalators	86	90-100
Non-renewals	(181)	(195)-(175)
Organic Contribution to Site Rental Revenues(d)	290	295-335
Straight-lined revenues associated with fixed escalators	81	33-53
Acquisitions(e)	—	—
Other	—	—
Total GAAP site rental revenues	$5,098	$5,337-$5,382

Year-over-year changes in revenue:
Reported GAAP site rental revenues(f)	6.2%	5.1%
Organic Contribution to Site Rental Revenues(d)(f)(g)	6.1%	6.3%

(a)
Additional information regarding Crown Castle's site rental revenues, including projected revenue from tenant licenses, straight-lined revenues and prepaid rent is available in Crown Castle's quarterly Supplemental Information Package posted in the Investors section of its website.

(b)	Includes revenues from amortization of prepaid rent in accordance with GAAP.

(c)	Includes revenues from the construction of new small cell nodes, exclusive of straight-lined revenues related to fixed escalators.

(d)	See "Non-GAAP Financial Measures, Segment Measures and Other Calculations" herein.

(e)
Represents the contribution from recent acquisitions. The financial impact of recent acquisitions is excluded from Organic Contribution to Site Rental Revenues until the one-year anniversary of the acquisition.

(f)	Calculated based on midpoint of full year 2020 Outlook.

(g)
Calculated as the percentage change from prior year site rental revenues, exclusive of straight-lined revenues associated with fixed escalations, compared to Organic Contribution to Site Rental Revenues for the current period.

The pathway to possible.
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News Release continued:	Page 18

Components of Historical Interest Expense and Amortization of Deferred Financing Costs:

	For the Three Months Ended
(in millions)	December 31, 2019	December 31, 2018
Interest expense on debt obligations	$173	$162
Amortization of deferred financing costs and adjustments on long-term debt, net	5	5
Other, net	(5)	(3)
Interest expense and amortization of deferred financing costs	$173	$164
Components of Current Outlook for Interest Expense and Amortization of Deferred Financing Costs:

	Full Year 2020
(in millions)	Outlook
Interest expense on debt obligations	$703	to	$723
Amortization of deferred financing costs and adjustments on long-term debt, net	$20	to	$25
Other, net	$(24)	to	$(19)
Interest expense and amortization of deferred financing costs	$691	to	$736
Debt balances and maturity dates as of December 31, 2019 are as follows:

(in millions)	Face Value	Final Maturity
Cash, cash equivalents and restricted cash	$338

3.849% Secured Notes	1,000	Apr. 2023
Secured Notes, Series 2009-1, Class A-2(a)	68	Aug. 2029
Tower Revenue Notes, Series 2015-1(b)	300	May 2042
Tower Revenue Notes, Series 2018-1(b)	250	July 2043
Tower Revenue Notes, Series 2015-2(b)	700	May 2045
Tower Revenue Notes, Series 2018-2(b)	750	July 2048
Finance leases and other obligations	226	Various
Total secured debt	$3,294
2016 Revolver	525	June 2024
2016 Term Loan A	2,312	June 2024
Commercial Paper Notes(c)	155	Various
3.400% Senior Notes	850	Feb. 2021
2.250% Senior Notes	700	Sept. 2021
4.875% Senior Notes	850	Apr. 2022
5.250% Senior Notes	1,650	Jan. 2023
3.150% Senior Notes	750	July 2023
3.200% Senior Notes	750	Sept. 2024
4.450% Senior Notes	900	Feb. 2026
3.700% Senior Notes	750	June 2026
4.000% Senior Notes	500	Mar. 2027
3.650% Senior Notes	1,000	Sept. 2027
3.800% Senior Notes	1,000	Feb. 2028
4.300% Senior Notes	600	Feb. 2029
3.100% Senior Notes	550	Nov. 2029
4.750% Senior Notes	350	May 2047
5.200% Senior Notes	400	Feb. 2049
4.000% Senior Notes	350	Nov. 2049
Total unsecured debt	$14,942
Total net debt	$17,898

The pathway to possible.
CrownCastle.com

News Release continued:	Page 19

(a)	The Senior Secured Notes, 2009-1, Class A-2 principal amortizes during the period beginning in September 2019 and ending in August 2029.

(b)
The Senior Secured Tower Revenue Notes, Series 2015-1 and 2015-2 have anticipated repayment dates in 2022 and 2025, respectively. The Senior Secured Tower Revenue Notes, Series 2018-1 and 2018-2 have anticipated repayment dates in 2023 and 2028, respectively.

(c)	The maturities of the Commercial Paper Notes, when outstanding, may vary but may not exceed 397 days from the date of issue.

Net Debt to Last Quarter Annualized Adjusted EBITDA is computed as follows:

(dollars in millions)	For the Three Months Ended December 31, 2019
Total face value of debt	$18,236
Ending cash, cash equivalents and restricted cash	338
Total Net Debt	$17,898

Adjusted EBITDA for the three months ended December 31, 2019	$818
Last quarter annualized Adjusted EBITDA	3,272
Net Debt to Last Quarter Annualized Adjusted EBITDA	5.5	x

Components of Capital Expenditures:

	For the Three Months Ended
(in millions)	December 31, 2019				December 31, 2018
	Towers	Fiber	Other	Total	Towers	Fiber	Other	Total
Discretionary:
Purchases of land interests	$11	$—	$—	$11	$18	$—	$—	$18
Communications infrastructure construction and improvements	119	353	—	472	98	349	—	447
Sustaining	12	12	12	36	8	15	7	30
Integration	—	—	2	2	—	—	5	5
Total	$142	$365	$14	$521	$124	$364	$11	$500

Note:	See "Non-GAAP Financial Measures, Segment Measures and Other Calculations" herein for further discussion of our components of capital expenditures.

The pathway to possible.
CrownCastle.com

News Release continued:	Page 20

Cautionary Language Regarding Forward-Looking Statements

This press release contains forward-looking statements and information that are based on our management's current expectations. Such statements include our Outlook and plans, projections, and estimates regarding (1) potential benefits, growth, returns, opportunities and tenant and shareholder value which may be derived from our business, assets, investments, acquisitions and dividends, (2) our strategy, business model and capabilities and the strength of our business, (3) industry fundamentals and driving factors for improvements in such fundamentals, (4) our customers' investment, including investment cycles, in network improvements and the trends driving such improvements, (5) our long-term prospects and the trends impacting our business (including growth in mobile data demand), (6) preliminary restatement of financial results, our restatement plans and the expected impact of such restatement, (7) management's intent to report in the 2019 10-K and create a remediation plan to address the material weakness(es) in Crown Castle's internal controls over financial reporting and its ineffective disclosure controls and procedures, (8) leasing environment and activity, including (a) timing and temporary nature of the leasing activity slowdown and our expectation for rebound in leasing activity and (b) growth in leasing activity and the contribution to our financial or operating results therefrom, (9) opportunities we see to deliver long-term value and dividend per share growth, (10) the status of the SEC investigation, (11) our dividends and our dividend (including on a per share basis) growth rate, including its driving factors, and targets, (12) our portfolio of assets, including demand therefor, strategic position thereof and opportunities created thereby, (13) assumed conversion of preferred stock and the impact therefrom, (14) expected timing for the closing of the proposed merger between T-Mobile and Sprint, (15) amount of total revenue and total gross margin we expect to recognize cumulatively over the associated estimated remaining lease term, (16) timing of filing of the 2019 10-K, (17) cash flows, including growth thereof, (18) tenant non-renewals, including the impact and timing thereof, (19) capital expenditures, including sustaining and discretionary capital expenditures, and the timing thereof, (20) straight-line adjustments, (21) site rental revenues and estimated growth thereof, (22) site rental cost of operations, (23) net income (loss) (including on a per share basis) and estimated growth thereof, (24) Adjusted EBITDA, including the impact of the timing of certain components thereof and estimated growth thereof, (25) expenses, including interest expense and amortization of deferred financing costs, (26) FFO (including on a per share basis) and estimated growth thereof, (27) AFFO (including on a per share basis) and estimated growth thereof and corresponding driving factors, (28) Organic Contribution to Site Rental Revenues and its components, including contributions therefrom, (29) our weighted-average common shares outstanding (including on a diluted basis) and estimated growth thereof, (30) services contribution, including the timing thereof, (31) Segment Site Rental Gross Margin, (32) Segment Services and Other Gross Margin, (33) Segment Operating Profit and (34) the utility of certain financial measures, including non-GAAP financial measures. Such forward-looking statements are subject to certain risks, uncertainties and assumptions prevailing market conditions and the following:

•
Our business depends on the demand for our communications infrastructure, driven primarily by demand for data, and we may be adversely affected by any slowdown in such demand. Additionally, a reduction in the amount or change in the mix of network investment by our tenants may materially and adversely affect our business (including reducing demand for our communications infrastructure or services).

•
A substantial portion of our revenues is derived from a small number of tenants, and the loss, consolidation or financial instability of any of such tenants may materially decrease revenues or reduce demand for our communications infrastructure and services.

•
The expansion or development of our business, including through acquisitions, increased product offerings or other strategic growth opportunities, may cause disruptions in our business, which may have an adverse effect on our business, operations or financial results.

•
Our Fiber segment has expanded rapidly, and the Fiber business model contains certain differences from our Towers business model, resulting in different operational risks. If we do not successfully operate our Fiber business model or identify or manage the related operational risks, such operations may produce results that are lower than anticipated.

•	Failure to timely and efficiently execute on our construction projects could adversely affect our business.

•
Our substantial level of indebtedness could adversely affect our ability to react to changes in our business, and the terms of our debt instruments and our 6.875% Mandatory Convertible Preferred Stock limit our ability to take a number of actions that our management might otherwise believe to be in our best interests. In addition, if we fail to comply with our covenants, our debt could be accelerated.

•
We have a substantial amount of indebtedness. In the event we do not repay or refinance such indebtedness, we could face substantial liquidity issues and might be required to issue equity securities or securities convertible into equity securities, or sell some of our assets to meet our debt payment obligations.

•	Sales or issuances of a substantial number of shares of our common stock or securities convertible into shares of our common stock may adversely affect the market price of our common stock.

•	As a result of competition in our industry, we may find it more difficult to negotiate favorable rates on our new or renewing tenant contracts.

The pathway to possible.
CrownCastle.com

News Release continued:	Page 21

•	New technologies may reduce demand for our communications infrastructure or negatively impact our revenues.

•
If we fail to retain rights to our communications infrastructure, including the land interests under our towers and the right-of-way and other agreements related to our small cells and fiber, our business may be adversely affected.

•	Our services business has historically experienced significant volatility in demand, which reduces the predictability of our results.

•	New wireless technologies may not deploy or be adopted by tenants as rapidly or in the manner projected.

•	If we fail to comply with laws or regulations which regulate our business and which may change at any time, we may be fined or even lose our right to conduct some of our business.

•
If radio frequency emissions from wireless handsets or equipment on our communications infrastructure are demonstrated to cause negative health effects, potential future claims could adversely affect our operations, costs or revenues.

•
Certain provisions of our restated certificate of incorporation, amended and restated by-laws and operative agreements, and domestic and international competition laws may make it more difficult for a third party to acquire control of us or for us to acquire control of a third party, even if such a change in control would be beneficial to our stockholders.

•	We may be vulnerable to security breaches or other unforeseen events that could adversely affect our operations, business, and reputation.

•
We have concluded that certain of our previously-issued consolidated financial statements should not be relied upon and we have restated such previously-issued consolidated financial statements, which may result in loss of investor confidence, negative impact on our stock price, shareholder litigation, and certain other risks.

•
We identified one or more material weaknesses in our internal control over financial reporting. If we are unable to remediate such material weakness(es), or if we experience additional material weaknesses or other deficiencies in the future or otherwise fail to maintain an effective system of internal controls, we may not be able to accurately and timely report our financial results, in which case our business may be harmed, investors may lose confidence in the accuracy and completeness of our financial reports, and the stock price may decline.

•
Future dividend payments to our stockholders will reduce the availability of our cash on hand available to fund future discretionary investments, and may result in a need to incur indebtedness or issue equity securities to fund growth opportunities. In such event, the then current economic, credit market or equity market conditions will impact the availability or cost of such financing, which may hinder our ability to grow our per share results of operations.

•
Remaining qualified to be taxed as a REIT involves highly technical and complex provisions of the U.S. Internal Revenue Code. Failure to remain qualified as a REIT would result in our inability to deduct dividends to stockholders when computing our taxable income, which would reduce our available cash.

•
If we fail to pay scheduled dividends on our 6.875% Mandatory Convertible Preferred Stock (prior to the automatic conversion in August 2020), in cash, common stock, or any combination of cash and common stock, we will be prohibited from paying dividends on our common stock, which may jeopardize our status as a REIT.

•
Complying with REIT requirements, including the 90% distribution requirement, may limit our flexibility or cause us to forgo otherwise attractive opportunities, including certain discretionary investments and potential financing alternatives.

•	REIT related ownership limitations and transfer restrictions may prevent or restrict certain transfers of our capital stock.
Should one or more of these or other risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expected. More information about potential risk factors which could affect our results is included in our filings with the SEC. Our filings with the SEC are available through the SEC website at www.sec.gov or through our investor relations website at investor.crowncastle.com. We use our investor relations website to disclose information about us that may be deemed to be material. We encourage investors, the media and others interested in us to visit our investor relations website from time to time to review up-to-date information or to sign up for e-mail alerts to be notified when new or updated information is posted on the site.
As used in this release, the term "including," and any variation thereof, means "including without limitation."

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News Release continued:	Page 22

CROWN CASTLE INTERNATIONAL CORP. CONDENSED CONSOLIDATED BALANCE SHEET (UNAUDITED) (Amounts in millions, except par values)

	December 31, 2019	December 31, 2018
		(As Restated)

ASSETS
Current assets:
Cash and cash equivalents	$196	$277
Restricted cash	137	131
Receivables, net	596	501
Prepaid expenses(a)	107	172
Other current assets	168	148
Total current assets	1,204	1,229
Deferred site rental receivables	1,424	1,366
Property and equipment, net	14,689	13,676
Operating lease right-of-use assets(a)	6,133	—
Goodwill	10,078	10,078
Other intangible assets, net(a)	4,836	5,516
Long-term prepaid rent and other assets, net(a)	116	920
Total assets	$38,480	$32,785

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$334	$313
Accrued interest	169	148
Deferred revenues	661	591
Other accrued liabilities(a)	361	351
Current maturities of debt and other obligations	100	107
Current portion of operating lease liabilities(a)	299	—
Total current liabilities	1,924	1,510
Debt and other long-term obligations	18,021	16,575
Operating lease liabilities(a)	5,511	—
Other long-term liabilities(a)	2,526	3,123
Total liabilities	27,982	21,208
Commitments and contingencies
CCIC stockholders' equity:
Common stock, $0.01 par value; 600 shares authorized; shares issued and outstanding: December 31, 2019—416 and December 31, 2018—415	4	4
6.875% Mandatory Convertible Preferred Stock, Series A, $0.01 par value; 20 shares authorized; shares issued and outstanding: December 31, 2019—2 and December 31, 2018—2; aggregate liquidation value: December 31, 2019—$1,650 and December 31, 2018—$1,650	—	—
Additional paid-in capital	17,855	17,767
Accumulated other comprehensive income (loss)	(5)	(5)
Dividends/distributions in excess of earnings	(7,356)	(6,189)
Total equity	10,498	11,577
Total liabilities and equity	$38,480	$32,785

(a)
Effective January 1, 2019, we adopted new guidance on the recognition, measurement, presentation and disclosure of leases. The new guidance requires lessees to recognize a lease liability, initially measured at the present value of the lease payments for all leases, and a corresponding right-of-use asset. The accounting for lessors remained largely unchanged from previous guidance. As a result of the new guidance for leases, on the effective date, certain amounts related to our lessee arrangements that were previously reported separately have been de-recognized and reclassified into "Operating lease right-of-use assets" on the condensed consolidated balance sheet as of December 31, 2019.

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CROWN CASTLE INTERNATIONAL CORP. CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED) (Amounts in millions, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018
		(As Restated)		(As Restated)
Net revenues:
Site rental	$1,301	$1,232	$5,098	$4,800
Services and other	128	174	675	574
Net revenues	1,429	1,406	5,773	5,374
Operating expenses:
Costs of operations (exclusive of depreciation, amortization and accretion):
Site rental	367	353	1,462	1,410
Services and other	119	135	529	434
Selling, general and administrative	157	145	614	563
Asset write-down charges	6	8	19	26
Acquisition and integration costs	3	9	13	27
Depreciation, amortization and accretion	398	390	1,574	1,528
Total operating expenses	1,050	1,040	4,211	3,988
Operating income (loss)	379	366	1,562	1,386
Interest expense and amortization of deferred financing costs	(173)	(164)	(683)	(642)
Gains (losses) on retirement of long-term obligations	—	—	(2)	(106)
Interest income	1	2	6	5
Other income (expense)	7	1	1	1
Income (loss) before income taxes	214	205	884	644
Benefit (provision) for income taxes	(6)	(5)	(21)	(19)
Net income (loss)	208	200	863	625
Dividends/distributions on preferred stock	(28)	(28)	(113)	(113)
Net income (loss) attributable to CCIC common stockholders	$180	$172	$750	$512

Net income (loss) attributable to CCIC common stockholders, per common share:
Net income (loss) attributable to CCIC common stockholders, basic	$0.43	$0.41	$1.80	$1.24
Net income (loss) attributable to CCIC common stockholders, diluted	$0.43	$0.41	$1.80	$1.23

Weighted-average common shares outstanding:
Basic	416	415	416	413
Diluted	418	417	418	415

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CROWN CASTLE INTERNATIONAL CORP. CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS (UNAUDITED) (In millions of dollars)

	Twelve Months Ended December 31,
	2019	2018
		(As Restated)
Cash flows from operating activities:
Net income (loss)	$863	$625
Adjustments to reconcile net income (loss) to net cash provided by (used for) operating activities:
Depreciation, amortization and accretion	1,574	1,528
(Gains) losses on retirement of long-term obligations	2	106
Amortization of deferred financing costs and other non-cash interest	1	7
Stock-based compensation expense	117	103
Asset write-down charges	19	26
Deferred income tax (benefit) provision	2	2
Other non-cash adjustments, net	(2)	2
Changes in assets and liabilities, excluding the effects of acquisitions:
Increase (decrease) in liabilities	291	322
Decrease (increase) in assets	(167)	(219)
Net cash provided by (used for) operating activities	2,700	2,502
Cash flows from investing activities:
Capital expenditures	(2,059)	(1,741)
Payments for acquisitions, net of cash acquired	(17)	(42)
Other investing activities, net	(7)	(12)
Net cash provided by (used for) investing activities	(2,083)	(1,795)
Cash flows from financing activities:
Proceeds from issuance of long-term debt	1,894	2,742
Principal payments on debt and other long-term obligations	(86)	(105)
Purchases and redemptions of long-term debt	(12)	(2,346)
Borrowings under revolving credit facility	2,110	1,820
Payments under revolving credit facility	(2,660)	(1,725)
Net borrowings (repayments) under commercial paper program	155	—
Payments for financing costs	(24)	(31)
Net proceeds from issuance of common stock	—	841
Purchases of common stock	(44)	(34)
Dividends/distributions paid on common stock	(1,912)	(1,782)
Dividends/distributions paid on preferred stock	(113)	(113)
Net cash provided by (used for) financing activities	(692)	(733)
Net increase (decrease) in cash, cash equivalents, and restricted cash	(75)	(26)
Effect of exchange rate changes on cash	—	(1)
Cash, cash equivalents, and restricted cash at beginning of period	413	440
Cash, cash equivalents, and restricted cash at end of period	$338	$413
Supplemental disclosure of cash flow information:
Interest paid	661	619
Income taxes paid	16	17

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News Release continued:	Page 25

CROWN CASTLE INTERNATIONAL CORP. SEGMENT OPERATING RESULTS (UNAUDITED) (In millions of dollars)

SEGMENT OPERATING RESULTS
	Three Months Ended December 31, 2019				Three Months Ended December 31, 2018
					(As Restated)
	Towers	Fiber	Other	Consolidated Total	Towers	Fiber	Other	Consolidated Total
Segment site rental revenues	$864	$437		$1,301	$821	$411		$1,232
Segment services and other revenues	122	6		128	166	8		174
Segment revenues	986	443		1,429	987	419		1,406
Segment site rental cost of operations	217	141		358	207	138		345
Segment services and other cost of operations	114	3		117	127	5		132
Segment cost of operations(a)(b)	331	144		475	334	143		477
Segment site rental gross margin(c)	647	296		943	614	273		887
Segment services and other gross margin(c)	8	3		11	39	3		42
Segment selling, general and administrative expenses(b)	23	48		71	29	47		76
Segment operating profit(c)	632	251		883	624	229		853
Other selling, general and administrative expenses(b)			$65	65			$50	50
Stock-based compensation expense			27	27			25	25
Depreciation, amortization and accretion			398	398			390	390
Interest expense and amortization of deferred financing costs			173	173			164	164
Other (income) expenses to reconcile to income (loss) before income taxes(d)			6	6			19	19
Income (loss) before income taxes				$214				$205

(a)	Exclusive of depreciation, amortization and accretion shown separately.

(b)
Segment cost of operations excludes (1) stock-based compensation expense of $6 million for both of the three months ended December 31, 2019 and 2018, and (2) prepaid lease purchase price adjustments of $5 million for both of the three months ended December 31, 2019 and 2018. Selling, general and administrative expenses exclude stock-based compensation expense of $21 million and $19 million for the three months ended December 31, 2019 and 2018, respectively.

(c) See "Non-GAAP Financial Measures, Segment Measures and Other Calculations" herein for a discussion of our definitions of segment site rental gross margin, segment services and other gross margin and segment operating profit.

(d)	See condensed consolidated statement of operations for further information.

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SEGMENT OPERATING RESULTS
	Twelve Months Ended December 31, 2019				Twelve Months Ended December 31, 2018
					(As Restated)
	Towers	Fiber	Other	Consolidated Total	Towers	Fiber	Other	Consolidated Total
Segment site rental revenues	$3,394	$1,704		$5,098	$3,200	$1,600		$4,800
Segment services and other revenues	658	17		675	558	16		574
Segment revenues	4,052	1,721		5,773	3,758	1,616		5,374
Segment site rental cost of operations	864	559		1,423	848	525		1,373
Segment services and other cost of operations	511	11		522	415	11		426
Segment cost of operations(a)(b)	1,375	570		1,945	1,263	536		1,799
Segment site rental gross margin(c)	2,530	1,145		3,675	2,352	1,075		3,427
Segment services and other gross margin(c)	147	6		153	143	5		148
Segment selling, general and administrative expenses(b)	96	195		291	110	179		289
Segment operating profit(c)	2,581	956		3,537	2,385	901		3,286
Other selling, general and administrative expenses(b)			$233	233			$191	191
Stock-based compensation expense			116	116			108	108
Depreciation, amortization and accretion			1,574	1,574			1,528	1,528
Interest expense and amortization of deferred financing costs			683	683			642	642
Other (income) expenses to reconcile to income (loss) before income taxes(d)			47	47			173	173
Income (loss) before income taxes				$884				$644

(a)	Exclusive of depreciation, amortization and accretion shown separately.

(b)
Segment cost of operations excludes (1) stock-based compensation expense of $26 million and $25 million for the twelve months ended December 31, 2019 and 2018, respectively, and (2) prepaid lease purchase price adjustments of $20 million for both of the twelve months ended December 31, 2019 and 2018. Selling, general and administrative expenses exclude stock-based compensation expense of $90 million and $83 million for the twelve months ended December 31, 2019 and 2018, respectively.

(c) See "Non-GAAP Financial Measures, Segment Measures and Other Calculations" herein for a discussion of our definitions of segment site rental gross margin, segment services and other gross margin and segment operating profit.

(d)	See condensed consolidated statement of operations for further information.

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Expected Impact of Restatement on Previously-Issued Financial Statements
As a result of the identified errors described above, we will restate our financial statements for the years ended December 31, 2018 and 2017, and unaudited financial information for the quarterly and year-to-date periods in the year ended December 31, 2018 and for the first three quarters in the year ended December 31, 2019. We refer to the adjustments to correct the historical errors as "Restatement Adjustments."
In addition to the Restatement Adjustments, we have also made other adjustments to the financial statements referenced above to correct errors which were not material, individually or in the aggregate, to our consolidated financial statements. All such immaterial adjustments relate exclusively to our Towers segment. Collectively, we refer to the Restatement Adjustments and immaterial adjustments as "Historical Adjustments."
We will also restate selected historical consolidated financial and other data for the years ended December 31, 2016 and 2015 to reflect the impact of the Historical Adjustments. Restated financial statements and selected historical consolidated financial and other data for such periods will be reflected in our Annual Report on Form 10-K for the year ended December 31, 2019, which we expect to file within the prescribed timeline for such report, including any available extension if needed to finalize the consolidated financial statements and disclosures and complete the associated audit work.
Preliminary Restatement of Previously-Issued Annual Financial Statements
This section summarizes the expected unaudited effects of the Company's restatement to certain of its previously-issued annual financial statements for the years ended December 31, 2017 and 2018. "As Reported" amounts represent amounts as previously reported on the Company’s respective Annual Reports on Form 10-K. The following tables also reflect the expected unaudited impact of the Historical Adjustments, where applicable, on each annual period below.
Condensed Consolidated Balance Sheet

	December 31, 2018
	As Reported	Restatement Adjustments	Other Adjustments	As Restated
LIABILITIES AND EQUITY
Current liabilities:
Deferred revenues	$498	$93	$—	$591
Total current liabilities	1,417	93	—	1,510
Other long-term liabilities	2,759	364	—	3,123
Total liabilities	20,751	457	—	21,208
Dividends/distributions in excess of earnings	(5,732)	(457)	—	(6,189)
Total equity	12,034	(457)	—	11,577
Total liabilities and equity	$32,785	$—	$—	$32,785

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Condensed Consolidated Statement of Operations

	Year Ended December 31, 2018
	As Reported	Restatement Adjustments	Other Adjustments	As Restated
Net revenues:
Site rental	$4,716	$84	$—	$4,800
Services and other	707	(130)	(3)	574
Net revenues	5,423	(46)	(3)	5,374
Operating expenses:
Costs of operations(a):
Services and other	437	—	(3)	434
Total operating expenses	3,991	—	(3)	3,988
Operating income (loss)	1,432	(46)	—	1,386
Income (loss) before income taxes	690	(46)	—	644
Net income (loss)	671	(46)	—	625
Net income (loss) attributable to CCIC common stockholders	$558	$(46)	$—	$512
Net income (loss) attributable to CCIC common stockholders, per common share:
Net income (loss) attributable to CCIC common stockholders - basic	$1.35	$(0.11)	$—	$1.24
Net income (loss) attributable to CCIC common stockholders - diluted	$1.34	$(0.11)	$—	$1.23

	Year Ended December 31, 2017
	As Reported	Restatement Adjustments	Other Adjustments	As Restated
Net revenues:
Site rental	$3,669	$68	$—	$3,737
Services and other	687	(135)	(31)	521
Net revenues	4,356	(67)	(31)	4,258
Operating expenses:
Costs of operations(a):
Services and other	420	—	(21)	399
Total operating expenses	3,310	—	(21)	3,289
Operating income (loss)	1,046	(67)	(10)	969
Income (loss) before income taxes	471	(67)	(10)	394
Net income (loss)	445	(67)	(10)	368
Net income (loss) attributable to CCIC common stockholders	$387	$(67)	$(10)	$310
Net income (loss) attributable to CCIC common stockholders, per common share:
Net income (loss) attributable to CCIC common stockholders - basic	$1.01	$(0.17)	$(0.03)	$0.81
Net income (loss) attributable to CCIC common stockholders - diluted	$1.01	$(0.17)	$(0.03)	$0.81

(a)	Exclusive of depreciation, amortization and accretion shown separately.

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Condensed Consolidated Statement of Cash Flows

	Year Ended December 31, 2018
	As Reported	Restatement Adjustments	Other Adjustments	As Restated
Cash flows from operating activities:
Net income (loss)	$671	$(46)	$—	$625
Adjustments to reconcile net income (loss) to net cash provided by (used for) operating activities:
Increase (decrease) in liabilities	276	46	—	322
Net cash provided by (used for) operating activities	2,502	—	—	2,502
Net increase (decrease) in cash, cash equivalents, and restricted cash	(26)	—	—	(26)
Cash, cash equivalents, and restricted cash at beginning of period	440	—	—	440
Cash, cash equivalents, and restricted cash at end of period	$413	$—	$—	$413

	Year Ended December 31, 2017
	As Reported	Restatement Adjustments	Other Adjustments	As Restated
Cash flows from operating activities:
Net income (loss)	$445	$(67)	$(10)	$368
Adjustments to reconcile net income (loss) to net cash provided by (used for) operating activities:
Increase (decrease) in liabilities	176	67	—	243
Decrease (increase) in assets	45	—	10	55
Net cash provided by (used for) operating activities	2,043	—	—	2,043
Net increase (decrease) in cash, cash equivalents, and restricted cash	(258)	—	—	(258)
Cash, cash equivalents, and restricted cash at beginning of period	697	—	—	697
Cash, cash equivalents, and restricted cash at end of period	$440	$—	$—	$440

Condensed Consolidated Statement of Equity

	December 31, 2016
	As Reported	Restatement Adjustments	Other Adjustments	As Restated
Dividends/distributions in excess of earnings	$(3,379)	$(344)	$10	$(3,713)
Total stockholders' equity	$7,557	$(344)	$10	$7,223

	December 31, 2017
	As Reported	Restatement Adjustments	Other Adjustments	As Restated
Dividends/distributions in excess of earnings	$(4,505)	$(411)	$—	$(4,916)
Total stockholders' equity	$12,339	$(411)	$—	$11,928

	December 31, 2018
	As Reported	Restatement Adjustments	Other Adjustments	As Restated
Dividends/distributions in excess of earnings	$(5,732)	$(457)	$—	$(6,189)
Total stockholders' equity	$12,034	$(457)	$—	$11,577

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Preliminary Restatement of Previously-Issued Interim Unaudited Quarterly Financial Information
The following tables represent the Company’s expected impact to previously issued unaudited quarterly financial information for each of the applicable interim periods during the nine months ended September 30, 2019 and twelve months ended December 31, 2018. The amounts previously issued were derived from the Company’s respective Quarterly Reports on Form 10-Q, and, for the fourth quarter of 2018, from its 2018 Annual Report on Form 10-K. The following tables also reflect the expected unaudited impact of the Historical Adjustments, where applicable, on each interim period below.

Condensed Consolidated Balance Sheet

	September 30, 2019	June 30, 2019	March 31, 2019
	(As Restated)
ASSETS
Current assets:
Cash and cash equivalents	$182	$288	$245
Restricted cash	138	136	158
Receivables, net	667	591	545
Prepaid expenses	99	111	85
Other current assets	167	168	160
Total current assets	1,253	1,294	1,193
Deferred site rental receivables	1,413	1,391	1,373
Property and equipment, net	14,416	14,151	13,883
Operating lease right-of-use assets	6,112	6,053	5,969
Goodwill	10,078	10,078	10,078
Other intangible assets, net	4,968	5,074	5,178
Long-term prepaid rent and other assets, net	104	106	104
Total assets	$38,344	$38,147	$37,778
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$368	$337	$311
Accrued interest	110	166	107
Deferred revenues	642	611	602
Other accrued liabilities	335	305	262
Current maturities of debt and other obligations	100	98	96
Current portion of operating lease liabilities	296	289	287
Total current liabilities	1,851	1,806	1,665
Debt and other long-term obligations	17,750	17,471	17,120
Operating lease liabilities	5,480	5,427	5,338
Other long-term liabilities	2,469	2,423	2,383
Total liabilities	27,550	27,127	26,506
Commitments and contingencies
CCIC stockholders' equity:
Common stock, $0.01 par value	4	4	4
6.875% Mandatory Convertible Preferred Stock, Series A, $0.01 par value	—	—	—
Additional paid-in capital	17,829	17,801	17,769
Accumulated other comprehensive income (loss)	(5)	(5)	(5)
Dividends/distributions in excess of earnings	(7,034)	(6,780)	(6,496)
Total equity	10,794	11,020	11,272
Total liabilities and equity	$38,344	$38,147	$37,778

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	September 30, 2018	June 30, 2018	March 31, 2018
	(As Restated)
ASSETS
Current assets:
Cash and cash equivalents	$323	$206	$220
Restricted cash	125	125	120
Receivables, net	471	455	402
Prepaid expenses	182	197	175
Other current assets	148	181	157
Total current assets	1,249	1,164	1,074
Deferred site rental receivables	1,357	1,303	1,304
Property and equipment, net	13,433	13,218	13,051
Goodwill	10,074	10,075	10,075
Other intangible assets, net	5,620	5,729	5,854
Long-term prepaid rent and other assets, net	911	885	892
Total assets	$32,644	$32,374	$32,250
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$302	$272	$248
Accrued interest	101	154	104
Deferred revenues	572	558	543
Other accrued liabilities	306	272	240
Current maturities of debt and other obligations	111	112	130
Total current liabilities	1,392	1,368	1,265
Debt and other long-term obligations	16,313	15,844	15,616
Other long-term liabilities	3,088	3,029	2,961
Total liabilities	20,793	20,241	19,842
Commitments and contingencies
CCIC stockholders' equity:
Common stock, $0.01 par value	4	4	4
6.875% Mandatory Convertible Preferred Stock, Series A, $0.01 par value	—	—	—
Additional paid-in capital	17,743	17,711	17,690
Accumulated other comprehensive income (loss)	(5)	(5)	(4)
Dividends/distributions in excess of earnings	(5,891)	(5,577)	(5,282)
Total equity	11,851	12,133	12,408
Total liabilities and equity	$32,644	$32,374	$32,250

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The following tables illustrate the estimated Historical Adjustments, where applicable, on the Company’s condensed consolidated balance sheet for each period presented. Only line items impacted by the Historical Adjustments are presented, and as such, components will not sum to totals.

	September 30, 2019
	As Reported	Restatement Adjustments	Other Adjustments	As Restated
LIABILITIES AND EQUITY
Current liabilities:
Deferred revenues	$525	$117	$—	$642
Total current liabilities	1,734	117	—	1,851
Other long-term liabilities	2,055	414		2,469
Total liabilities	27,019	531	—	27,550
CCIC stockholders' equity:
Dividends/distributions in excess of earnings	(6,503)	(531)	—	(7,034)
Total equity	11,325	(531)	—	10,794
Total liabilities and equity	$38,344	$—	$—	$38,344

	June 30, 2019
	As Reported	Restatement Adjustments	Other Adjustments	As Restated
LIABILITIES AND EQUITY
Current liabilities:
Deferred revenues	$503	$108	$—	$611
Total current liabilities	1,698	108	—	1,806
Other long-term liabilities	2,028	395	—	2,423
Total liabilities	26,624	503	—	27,127
CCIC stockholders' equity:
Dividends/distributions in excess of earnings	(6,277)	(503)	—	(6,780)
Total equity	11,523	(503)	—	11,020
Total liabilities and equity	$38,147	$—	$—	$38,147

	March 31, 2019
	As Reported	Restatement Adjustments	Other Adjustments	As Restated
LIABILITIES AND EQUITY
Current liabilities:
Deferred revenues	$502	$100	$—	$602
Total current liabilities	1,565	100	—	1,665
Other long-term liabilities	2,009	374	—	2,383
Total liabilities	26,032	474	—	26,506
CCIC stockholders' equity:
Dividends/distributions in excess of earnings	(6,022)	(474)	—	(6,496)
Total equity	11,746	(474)	—	11,272
Total liabilities and equity	$37,778	$—	$—	$37,778

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	September 30, 2018
	As Reported	Restatement Adjustments	Other Adjustments	As Restated
LIABILITIES AND EQUITY
Current liabilities:
Deferred revenues	$484	$88	$—	$572
Total current liabilities	1,304	88	—	1,392
Other long-term liabilities	2,732	356	—	3,088
Total liabilities	20,349	444	—	20,793
CCIC stockholders' equity:
Dividends/distributions in excess of earnings	(5,447)	(444)	—	(5,891)
Total equity	12,295	(444)	—	11,851
Total liabilities and equity	$32,644	$—	$—	$32,644

	June 30, 2018
	As Reported	Restatement Adjustments	Other Adjustments	As Restated
LIABILITIES AND EQUITY
Current liabilities:
Deferred revenues	$476	$82	$—	$558
Total current liabilities	1,286	82	—	1,368
Other long-term liabilities	2,678	351	—	3,029
Total liabilities	19,808	433	—	20,241
CCIC stockholders' equity:
Dividends/distributions in excess of earnings	(5,144)	(433)	—	(5,577)
Total equity	12,566	(433)	—	12,133
Total liabilities and equity	$32,374	$—	$—	$32,374

	March 31, 2018
	As Reported	Restatement Adjustments	Other Adjustments	As Restated
LIABILITIES AND EQUITY
Current liabilities:
Deferred revenues	$465	$78	$—	$543
Total current liabilities	1,187	78	—	1,265
Other long-term liabilities	2,615	346	—	2,961
Total liabilities	19,418	424	—	19,842
CCIC stockholders' equity:
Dividends/distributions in excess of earnings	(4,858)	(424)	—	(5,282)
Total equity	12,832	(424)	—	12,408
Total liabilities and equity	$32,250	$—	$—	$32,250

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News Release continued:	Page 34

Condensed Consolidated Statement of Operations

	September 30, 2019		June 30, 2019		March 31, 2019
	Three Months Ended	Nine Months Ended	Three Months Ended	Six Months Ended	Three Months Ended
	(As Restated)
Net revenues:
Site rental	$1,289	$3,797	$1,264	$2,507	$1,243
Services and other	197	547	185	351	166
Net revenues	1,486	4,344	1,449	2,858	1,409
Operating expenses:
Costs of operations(a):
Site rental	369	1,095	365	726	361
Services and other	147	410	138	263	125
Selling, general and administrative	150	457	155	307	152
Asset write-down charges	2	13	6	12	6
Acquisition and integration costs	4	10	2	6	4
Depreciation, amortization and accretion	389	1,176	393	787	394
Total operating expenses	1,061	3,161	1,059	2,101	1,042
Operating income (loss)	425	1,183	390	757	367
Interest expense and amortization of deferred financing costs	(173)	(510)	(169)	(337)	(168)
Gains (losses) on retirement of long-term obligations	—	(2)	(1)	(2)	(1)
Interest income	2	5	1	3	2
Other income (expense)	(5)	(6)	—	(1)	(1)
Income (loss) before income taxes	249	670	221	420	199
Benefit (provision) for income taxes	(5)	(15)	(4)	(10)	(6)
Net income (loss)	244	655	217	410	193
Dividends/distributions on preferred stock	(28)	(85)	(28)	(57)	(28)
Net income (loss) attributable to CCIC common stockholders	$216	$570	$189	$353	$165
Net income (loss) attributable to CCIC common stockholders, per common share:
Net income (loss) attributable to CCIC common stockholders - basic	$0.52	$1.37	$0.45	$0.85	$0.40
Net income (loss) attributable to CCIC common stockholders - diluted	$0.52	$1.36	$0.45	$0.85	$0.40
Weighted-average common shares outstanding:
Basic	416	416	416	415	415
Diluted	418	418	418	417	417

(a)	Exclusive of depreciation, amortization and accretion shown separately.

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News Release continued:	Page 35

	December 31, 2018	September 30, 2018		June 30, 2018		March 31, 2018
	Three Months Ended	Three Months Ended	Nine Months Ended	Three Months Ended	Six Months Ended	Three Months Ended
	(As Restated)
Net revenues:
Site rental	$1,232	$1,206	$3,568	$1,189	$2,362	$1,172
Services and other	174	157	400	131	244	113
Net revenues	1,406	1,363	3,968	1,320	2,606	1,285
Operating expenses:
Costs of operations(a):
Site rental	353	355	1,057	355	702	347
Services and other	135	118	301	98	183	85
Selling, general and administrative	145	145	418	138	273	134
Asset write-down charges	8	8	18	6	9	3
Acquisition and integration costs	9	4	18	8	14	6
Depreciation, amortization and accretion	390	385	1,138	379	753	374
Total operating expenses	1,040	1,015	2,950	984	1,934	949
Operating income (loss)	366	348	1,018	336	672	336
Interest expense and amortization of deferred financing costs	(164)	(160)	(478)	(158)	(318)	(160)
Gains (losses) on retirement of long-term obligations	—	(32)	(106)	(3)	(74)	(71)
Interest income	2	1	4	1	2	1
Other income (expense)	1	1	—	—	(1)	(1)
Income (loss) before income taxes	205	158	438	176	281	105
Benefit (provision) for income taxes	(5)	(5)	(13)	(5)	(9)	(4)
Net income (loss)	200	153	425	171	272	101
Dividends/distributions on preferred stock	(28)	(28)	(85)	(28)	(57)	(28)
Net income (loss) attributable to CCIC common stockholders	$172	$125	$340	$143	$215	$73
Net income (loss) attributable to CCIC common stockholders, per common share:
Net income (loss) attributable to CCIC common stockholders - basic	$0.41	$0.30	$0.82	$0.34	$0.52	$0.18
Net income (loss) attributable to CCIC common stockholders - diluted	$0.41	$0.30	$0.82	$0.34	$0.52	$0.18
Weighted-average common shares outstanding:
Basic	415	415	413	415	412	409
Diluted	417	416	414	416	413	410

(a)	Exclusive of depreciation, amortization and accretion shown separately.

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News Release continued:	Page 36

The following tables illustrate the estimated Historical Adjustments, where applicable, on the Company’s condensed consolidated statement of operations and comprehensive income (loss) for each period presented. Only line items impacted by the Historical Adjustments are presented, and as such, components will not sum to totals.

	Nine Months Ended September 30, 2019
	As Reported	Restatement Adjustments	Other Adjustments	As Restated
Net revenues:
Site rental	$3,718	$79	$—	$3,797
Services and other	700	(153)	—	547
Net revenues	4,418	(74)	—	4,344
Operating income (loss)	1,257	(74)	—	1,183
Income (loss) before income taxes	744	(74)	—	670
Net income (loss)	729	(74)	—	655
Net income (loss) attributable to CCIC common stockholders	$644	$(74)	$—	$570
Net income (loss) attributable to CCIC common stockholders, per common share:
Net income (loss) attributable to CCIC common stockholders - basic	$1.55	$(0.18)	$—	$1.37
Net income (loss) attributable to CCIC common stockholders - diluted	$1.54	$(0.18)	$—	$1.36

	Three Months Ended September 30, 2019
	As Reported	Restatement Adjustments	Other Adjustments	As Restated
Net revenues:
Site rental	$1,260	$29	$—	$1,289
Services and other	254	(57)	—	197
Net revenues	1,514	(28)	—	1,486
Operating income (loss)	453	(28)	—	425
Income (loss) before income taxes	277	(28)	—	249
Net income (loss)	272	(28)	—	244
Net income (loss) attributable to CCIC common stockholders	$244	$(28)	$—	$216
Net income (loss) attributable to CCIC common stockholders, per common share:
Net income (loss) attributable to CCIC common stockholders - basic	$0.59	$(0.07)	$—	$0.52
Net income (loss) attributable to CCIC common stockholders - diluted	$0.58	$(0.06)	$—	$0.52

(a)	Exclusive of depreciation, amortization and accretion shown separately.

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	Six Months Ended June 30, 2019
	As Reported	Restatement Adjustments	Other Adjustments	As Restated
Net revenues:
Site rental	$2,457	$50	$—	$2,507
Services and other	447	(96)	—	351
Net revenues	2,904	(46)	—	2,858
Operating income (loss)	803	(46)	—	757
Income (loss) before income taxes	466	(46)	—	420
Net income (loss)	456	(46)	—	410
Net income (loss) attributable to CCIC common stockholders	$399	$(46)	$—	$353
Net income (loss) attributable to CCIC common stockholders, per common share:
Net income (loss) attributable to CCIC common stockholders - basic	$0.96	$(0.11)	$—	$0.85
Net income (loss) attributable to CCIC common stockholders - diluted	$0.95	$(0.10)	$—	$0.85

	Three Months Ended June 30, 2019
	As Reported	Restatement Adjustments	Other Adjustments	As Restated
Net revenues:
Site rental	$1,238	$26	$—	$1,264
Services and other	240	(55)	—	185
Net revenues	1,478	(29)	—	1,449
Operating income (loss)	419	(29)	—	390
Income (loss) before income taxes	250	(29)	—	221
Net income (loss)	246	(29)	—	217
Net income (loss) attributable to CCIC common stockholders	$218	$(29)	$—	$189
Net income (loss) attributable to CCIC common stockholders, per common share:
Net income (loss) attributable to CCIC common stockholders - basic	$0.52	$(0.07)	$—	$0.45
Net income (loss) attributable to CCIC common stockholders - diluted	$0.52	$(0.07)	$—	$0.45

	Three Months Ended March 31, 2019
	As Reported	Restatement Adjustments	Other Adjustments	As Restated
Net revenues:
Site rental	$1,219	$24	$—	$1,243
Services and other	207	(41)	—	166
Net revenues	1,426	(17)	—	1,409
Operating income (loss)	384	(17)	—	367
Income (loss) before income taxes	216	(17)	—	199
Net income (loss)	210	(17)	—	193
Net income (loss) attributable to CCIC common stockholders	$182	$(17)	$—	$165
Net income (loss) attributable to CCIC common stockholders, per common share:
Net income (loss) attributable to CCIC common stockholders - basic	$0.44	$(0.04)	$—	$0.40
Net income (loss) attributable to CCIC common stockholders - diluted	$0.44	$(0.04)	$—	$0.40

(a)	Exclusive of depreciation, amortization and accretion shown separately.

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News Release continued:	Page 38

	Three Months Ended December 31, 2018
	As Reported	Restatement Adjustments	Other Adjustments	As Restated
Net revenues:
Site rental	$1,209	$23	$—	$1,232
Services and other	210	(36)	—	174
Net revenues	1,419	(13)	—	1,406
Operating income (loss)	379	(13)	—	366
Income (loss) before income taxes	218	(13)	—	205
Net income (loss)	213	(13)	—	200
Net income (loss) attributable to CCIC common stockholders	$185	$(13)	$—	$172
Net income (loss) attributable to CCIC common stockholders, per common share:
Net income (loss) attributable to CCIC common stockholders - basic	$0.45	$(0.04)	$—	$0.41
Net income (loss) attributable to CCIC common stockholders - diluted	$0.44	$(0.03)	$—	$0.41

	Nine Months Ended September 30, 2018
	As Reported	Restatement Adjustments	Other Adjustments	As Restated
Net revenues:
Site rental	$3,507	$61	$—	$3,568
Services and other	497	(94)	(3)	400
Net revenues	4,004	(33)	(3)	3,968
Operating expenses:
Costs of operations(a):
Services and other	304	—	(3)	301
Total operating expenses	2,953	—	(3)	2,950
Operating income (loss)	1,051	(33)	—	1,018
Income (loss) before income taxes	471	(33)	—	438
Net income (loss)	458	(33)	—	425
Net income (loss) attributable to CCIC common stockholders	$373	$(33)	$—	$340
Net income (loss) attributable to CCIC common stockholders, per common share:
Net income (loss) attributable to CCIC common stockholders - basic	$0.90	$(0.08)	$—	$0.82
Net income (loss) attributable to CCIC common stockholders - diluted	$0.90	$(0.08)	$—	$0.82

(a)	Exclusive of depreciation, amortization and accretion shown separately.

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	Three Months Ended September 30, 2018
	As Reported	Restatement Adjustments	Other Adjustments	As Restated
Net revenues:
Site rental	$1,184	$22	$—	$1,206
Services and other	191	(33)	(1)	157
Net revenues	1,375	(11)	(1)	1,363
Operating expenses:
Costs of operations(a):
Services and other	119	—	(1)	118
Total operating expenses	1,016	—	(1)	1,015
Operating income (loss)	359	(11)	—	348
Income (loss) before income taxes	169	(11)	—	158
Net income (loss)	164	(11)	—	153
Net income (loss) attributable to CCIC common stockholders	$136	$(11)	$—	$125
Net income (loss) attributable to CCIC common stockholders, per common share:
Net income (loss) attributable to CCIC common stockholders - basic	$0.33	$(0.03)	$—	$0.30
Net income (loss) attributable to CCIC common stockholders - diluted	$0.33	$(0.03)	$—	$0.30

	Six Months Ended June 30, 2018
	As Reported	Restatement Adjustments	Other Adjustments	As Restated
Net revenues:
Site rental	$2,323	$39	$—	$2,362
Services and other	307	(61)	(2)	244
Net revenues	2,630	(22)	(2)	2,606
Operating expenses:
Costs of operations(a):
Services and other	185	—	(2)	183
Total operating expenses	1,936	—	(2)	1,934
Operating income (loss)	694	(22)	—	672
Income (loss) before income taxes	303	(22)	—	281
Net income (loss)	294	(22)	—	272
Net income (loss) attributable to CCIC common stockholders	$237	$(22)	$—	$215
Net income (loss) attributable to CCIC common stockholders, per common share:
Net income (loss) attributable to CCIC common stockholders - basic	$0.58	$(0.06)	$—	$0.52
Net income (loss) attributable to CCIC common stockholders - diluted	$0.57	$(0.05)	$—	$0.52

(a)	Exclusive of depreciation, amortization and accretion shown separately.

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	Three Months Ended June 30, 2018
	As Reported	Restatement Adjustments	Other Adjustments	As Restated
Net revenues:
Site rental	$1,169	$20	$—	$1,189
Services and other	161	(29)	(1)	131
Net revenues	1,330	(9)	(1)	1,320
Operating expenses:
Costs of operations(a):
Services and other	99	—	(1)	98
Total operating expenses	985	—	(1)	984
Operating income (loss)	345	(9)	—	336
Income (loss) before income taxes	185	(9)	—	176
Net income (loss)	180	(9)	—	171
Net income (loss) attributable to CCIC common stockholders	$152	$(9)	$—	$143
Net income (loss) attributable to CCIC common stockholders, per common share:
Net income (loss) attributable to CCIC common stockholders - basic	$0.37	$(0.03)	$—	$0.34
Net income (loss) attributable to CCIC common stockholders - diluted	$0.36	$(0.02)	$—	$0.34

	Three Months Ended March 31, 2018
	As Reported	Restatement Adjustments	Other Adjustments	As Restated
Net revenues:
Site rental	$1,153	$19	$—	$1,172
Services and other	146	(32)	(1)	113
Net revenues	1,299	(13)	(1)	1,285
Operating expenses:
Costs of operations(a):
Services and other	86	—	(1)	85
Total operating expenses	950	—	(1)	949
Operating income (loss)	349	(13)	—	336
Income (loss) before income taxes	118	(13)	—	105
Net income (loss)	114	(13)	—	101
Net income (loss) attributable to CCIC common stockholders	$86	$(13)	$—	$73
Net income (loss) attributable to CCIC common stockholders, per common share:
Net income (loss) attributable to CCIC common stockholders - basic	$0.21	$(0.03)	$—	$0.18
Net income (loss) attributable to CCIC common stockholders - diluted	$0.21	$(0.03)	$—	$0.18

(a)	Exclusive of depreciation, amortization and accretion shown separately.

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News Release continued:	Page 41

Condensed Consolidated Statement of Cash Flows

	September 30, 2019	June 30, 2019	March 31, 2019
	Nine Months Ended	Six Months Ended	Three Months Ended
	(As Restated)
Cash flows from operating activities:
Net income (loss)	$655	$410	$193
Adjustments to reconcile net income (loss) to net cash provided by (used for) operating activities:
Depreciation, amortization and accretion	1,176	787	394
(Gains) losses on retirement of long-term obligations	2	2	1
Amortization of deferred financing costs and other non-cash interest	1	1	1
Stock-based compensation expense	91	62	29
Asset write-down charges	13	12	6
Deferred income tax (benefit) provision	2	1	1
Other non-cash adjustments, net	4	3	2
Changes in assets and liabilities, excluding the effects of acquisitions:
Increase (decrease) in liabilities	175	100	(53)
Decrease (increase) in assets	(228)	(151)	(62)
Net cash provided by (used for) operating activities	1,891	1,227	512
Cash flows from investing activities:
Capital expenditures	(1,538)	(998)	(480)
Payments for acquisitions, net of cash acquired	(15)	(13)	(10)
Other investing activities, net	3	1	1
Net cash provided by (used for) investing activities	(1,550)	(1,010)	(489)
Cash flows from financing activities:
Proceeds from issuance of long-term debt	1,895	995	996
Principal payments on debt and other long-term obligations	(59)	(36)	(25)
Purchases and redemptions of long-term debt	(12)	(12)	(12)
Borrowings under revolving credit facility	1,585	1,195	710
Payments under revolving credit facility	(2,270)	(1,785)	(1,140)
Net issuances (repayments) under commercial paper program	—	500	—
Payments for financing costs	(24)	(14)	(10)
Purchases of common stock	(44)	(43)	(42)
Dividends/distributions paid on common stock	(1,415)	(944)	(477)
Dividends/distributions paid on preferred stock	(85)	(57)	(28)
Net cash provided by (used for) financing activities	(429)	(201)	(28)
Net increase (decrease) in cash, cash equivalents, and restricted cash	(88)	16	(5)
Effect of exchange rate changes on cash	—	—	—
Cash, cash equivalents, and restricted cash at beginning of period	413	413	413
Cash, cash equivalents, and restricted cash at end of period	$325	$429	$408

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News Release continued:	Page 42

	September 30, 2018	June 30, 2018	March 31, 2018
	Nine Months Ended	Six Months Ended	Three Months Ended
	(As Restated)
Cash flows from operating activities:
Net income (loss)	$425	$272	$101
Adjustments to reconcile net income (loss) to net cash provided by (used for) operating activities:
Depreciation, amortization and accretion	1,138	753	374
(Gains) losses on retirement of long-term obligations	106	74	71
Amortization of deferred financing costs and other non-cash interest	5	4	2
Stock-based compensation expense	79	47	23
Asset write-down charges	18	9	3
Deferred income tax (benefit) provision	2	1	1
Other non-cash adjustments, net	2	1	2
Changes in assets and liabilities, excluding the effects of acquisitions:
Increase (decrease) in liabilities	177	100	(77)
Decrease (increase) in assets	(177)	(150)	(48)
Net cash provided by (used for) operating activities	1,775	1,111	452
Cash flows from investing activities:
Capital expenditures	(1,241)	(763)	(370)
Payments for acquisitions, net of cash acquired	(26)	(18)	(14)
Other investing activities, net	(14)	3	—
Net cash provided by (used for) investing activities	(1,281)	(778)	(384)
Cash flows from financing activities:
Proceeds from issuance of long-term debt	2,743	1,743	1,743
Principal payments on debt and other long-term obligations	(76)	(47)	(32)
Purchases and redemptions of long-term debt	(2,346)	(1,318)	(1,318)
Borrowings under revolving credit facility	1,290	485	170
Payments under revolving credit facility	(1,465)	(1,150)	(1,050)
Payments for financing costs	(33)	(20)	(15)
Net proceeds from issuance of common stock	841	841	843
Purchases of common stock	(34)	(34)	(33)
Dividends/distributions paid on common stock	(1,315)	(879)	(443)
Dividends/distributions paid on preferred stock	(85)	(57)	(28)
Net cash provided by (used for) financing activities	(480)	(436)	(163)
Net increase (decrease) in cash, cash equivalents, and restricted cash	14	(103)	(95)
Effect of exchange rate changes on cash	(1)	(1)	—
Cash, cash equivalents, and restricted cash at beginning of period	440	440	440
Cash, cash equivalents, and restricted cash at end of period	$453	$336	$345

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News Release continued:	Page 43

The following tables illustrate the estimated Historical Adjustments, where applicable, on the Company’s condensed consolidated statement of cash flows for each period. Only line items impacted by the Historical Adjustments are presented, and as such, components will not sum to totals.

	Nine Months Ended September 30, 2019
	As Reported	Restatement Adjustments	Other Adjustments	As Restated
Cash flows from operating activities:
Net income (loss)	$729	$(74)	$—	$655
Adjustments to reconcile net income (loss) to net cash provided by (used for) operating activities:
Increase (decrease) in liabilities	101	74	—	175
Net cash provided by (used for) operating activities	1,891	—	—	1,891
Net increase (decrease) in cash, cash equivalents, and restricted cash	(88)	—	—	(88)
Cash, cash equivalents, and restricted cash at beginning of period	413	—		413
Cash, cash equivalents, and restricted cash at end of period	$325	$—	$—	$325

	Six Months Ended June 30, 2019
	As Reported	Restatement Adjustments	Other Adjustments	As Restated
Cash flows from operating activities:
Net income (loss)	$456	$(46)	$—	$410
Adjustments to reconcile net income (loss) to net cash provided by (used for) operating activities:
Increase (decrease) in liabilities	54	46	—	100
Net cash provided by (used for) operating activities	1,227	—	—	1,227
Net increase (decrease) in cash, cash equivalents, and restricted cash	16	—	—	16
Cash, cash equivalents, and restricted cash at beginning of period	413	—		413
Cash, cash equivalents, and restricted cash at end of period	$429	$—	$—	$429

	Three Months Ended March 31, 2019
	As Reported	Restatement Adjustments	Other Adjustments	As Restated
Cash flows from operating activities:
Net income (loss)	$210	$(17)	$—	$193
Adjustments to reconcile net income (loss) to net cash provided by (used for) operating activities:
Increase (decrease) in liabilities	(70)	17	—	(53)
Net cash provided by (used for) operating activities	512	—	—	512
Net increase (decrease) in cash, cash equivalents, and restricted cash	(5)	—	—	(5)
Cash, cash equivalents, and restricted cash at beginning of period	413	—		413
Cash, cash equivalents, and restricted cash at end of period	$408	$—	$—	$408

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News Release continued:	Page 44

	Nine Months Ended September 30, 2018
	As Reported	Restatement Adjustments	Other Adjustments	As Restated
Cash flows from operating activities:
Net income (loss)	$458	$(33)	$—	$425
Adjustments to reconcile net income (loss) to net cash provided by (used for) operating activities:
Increase (decrease) in liabilities	144	33	—	177
Net cash provided by (used for) operating activities	1,775	—	—	1,775
Net increase (decrease) in cash, cash equivalents, and restricted cash	14	—	—	14
Cash, cash equivalents, and restricted cash at beginning of period	440	—		440
Cash, cash equivalents, and restricted cash at end of period	$453	$—	$—	$453

	Six Months Ended June 30, 2018
	As Reported	Restatement Adjustments	Other Adjustments	As Restated
Cash flows from operating activities:
Net income (loss)	$294	$(22)	$—	$272
Adjustments to reconcile net income (loss) to net cash provided by (used for) operating activities:
Increase (decrease) in liabilities	78	22	—	100
Net cash provided by (used for) operating activities	1,111	—	—	1,111
Net increase (decrease) in cash, cash equivalents, and restricted cash	(103)	—	—	(103)
Cash, cash equivalents, and restricted cash at beginning of period	440	—		440
Cash, cash equivalents, and restricted cash at end of period	$336	$—	$—	$336

	Three Months Ended March 31, 2018
	As Reported	Restatement Adjustments	Other Adjustments	As Restated
Cash flows from operating activities:
Net income (loss)	$114	$(13)	$—	$101
Adjustments to reconcile net income (loss) to net cash provided by (used for) operating activities:
Increase (decrease) in liabilities	(90)	13	—	(77)
Net cash provided by (used for) operating activities	452	—	—	452
Net increase (decrease) in cash, cash equivalents, and restricted cash	(95)	—	—	(95)
Cash, cash equivalents, and restricted cash at beginning of period	440	—		440
Cash, cash equivalents, and restricted cash at end of period	$345	$—	$—	$345

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News Release continued:	Page 45

Impact of Restatement on Selected Financial Data

	Years Ended December 31,
(In millions of dollars, except per share amounts)	2019	2018	2017	2016	2015
		As Restated
Statement of Operations Data(a)(c):
Net revenues:
Site rental	$5,098	$4,800	$3,737	$3,286	$3,058
Services and other	675	574	521	566	534
Net revenues	5,773	5,374	4,258	3,852	3,592
Operating expenses:
Costs of operations(b):
Site rental	1,462	1,410	1,144	1,024	964
Services and other	529	434	399	397	355
Total costs of operations	1,991	1,844	1,543	1,421	1,319
Selling, general and administrative	614	563	426	371	310
Asset write-down charges	19	26	17	34	33
Acquisition and integration costs	13	27	61	17	16
Depreciation, amortization and accretion	1,574	1,528	1,242	1,109	1,036
Operating income (loss)	1,562	1,386	969	900	878
Interest expense and amortization of deferred financing costs	(683)	(642)	(591)	(515)	(527)
Gains (losses) on retirement of long-term obligations	(2)	(106)	(4)	(52)	(4)
Interest income	6	5	19	1	2
Other income (expense)	1	1	1	(9)	57
Income (loss) from continuing operations before income taxes	884	644	394	325	406
Benefit (provision) for income taxes	(21)	(19)	(26)	(17)	51
Income (loss) from continuing operations	863	625	368	308	457
Discontinued operations:
Income (loss) from discontinued operations, net of tax	—	—	—	—	20
Net gain (loss) from disposal of discontinued operations, net of tax	—	—	—	—	979
Income (loss) from discontinued operations, net of tax	—	—	—	—	999
Net income (loss)	863	625	368	308	1,456
Less: Net income (loss) attributable to the noncontrolling interest	—	—	—	—	3
Net income (loss) attributable to CCIC stockholders	863	625	368	308	1,453
Dividends/distributions on preferred stock	(113)	(113)	(58)	(33)	(44)
Net income (loss) attributable to CCIC common stockholders	$750	$512	$310	$275	$1,409
Income (loss) from continuing operations attributable to CCIC common stockholders, per common share - basic	$1.80	$1.24	$0.81	$0.81	$1.24
Income (loss) from continuing operations attributable to CCIC common stockholders, per common share - diluted	$1.80	$1.23	$0.81	$0.81	$1.24
Weighted-average common shares outstanding (in millions):
Basic	416	413	382	340	333
Diluted	418	415	383	341	334

Other Data(a)(c):
Summary cash flow information:
Net cash provided by (used for) operating activities	$2,700	$2,502	$2,043	$1,787	$1,790
Net cash provided by (used for) investing activities	(2,083)	(1,795)	(10,493)	(1,429)	(1,956)
Net cash provided by (used for) financing activities	(692)	(733)	8,192	(89)	(952)
Balance Sheet Data (at period end)(a)(c):
Cash and cash equivalents	$196	$277	$314	$568	$179
Property and equipment, net	14,689	13,676	12,933	9,805	9,580
Total assets	38,480	32,785	32,229	22,685	21,937
Total debt and other long-term obligations	18,121	16,682	16,159	12,171	12,150
Total CCIC stockholders' equity	10,498	11,577	11,928	7,223	6,805

(a)	Inclusive of the impact of acquisitions.

(b)	Exclusive of depreciation, amortization and accretion, which are shown separately.

(c)	Amounts reflect the impact of all applicable adopted accounting pronouncements during the periods presented.

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